                                                                  EXECUTION COPY


===============================================================================




                        TLG LABORATORIES HOLDING CORP.

                            TWIN LABORATORIES INC.

            _______________________________________________________

                                  $68,000,000

                             CREDIT AND GUARANTEE
                                   AGREEMENT



                                  May 7, 1996

            _______________________________________________________



                                CHEMICAL BANK,
                            as Administrative Agent

                                      and

                             THE BANK OF NEW YORK,
                            as Documentation Agent


===============================================================================

                               TABLE OF CONTENTS

                                                                           Page
SECTION 1.  DEFINITIONS..................................................    2
     1.1    Defined Terms................................................    2
     1.2    Other Definitional Provisions; Financial Calculations.........  26

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.....................  26
     2.1    Term Loans....................................................  26
     2.2    Procedure for Term Loan Borrowing.............................  27
     2.3    Repayment of Term Loans.......................................  27
     2.4    Evidence of Term Loan Debt....................................  27

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS..............  28
     3.1    Revolving Credit Commitments..................................  28
     3.2    Procedure for Revolving Credit Borrowing......................  29
     3.3    Commitment and Other Fees.....................................  29
     3.4    Termination or Reduction of Commitments.......................  30
     3.5    Repayment of Revolving Credit Loans; Evidence of Debt.........  30
     3.6    Swing Line Commitment.........................................  31
     3.7    Repayment of Swing Line Loans; Evidence of Debt...............  31
     3.8    Procedure for Borrowing Swing Line Loans......................  32
     3.9    Swing Line Loan Participations................................  33
     3.10   L/C Commitment................................................  34
     3.11   Procedure for Issuance of Letters of Credit...................  35
     3.12   Fees, Commissions and Other Charges...........................  35
     3.13   L/C Participations............................................  36
     3.14   Reimbursement Obligation of the Borrower......................  37
     3.15   Obligations Absolute..........................................  38
     3.16   Letter of Credit Payments.....................................  38
     3.17   Application...................................................  39
     3.18   Quarterly Reports.............................................  39

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO EXTENSIONS OF CREDIT.........  39
     4.1    Optional and Mandatory Prepayments............................  39
     4.2    Conversion and Continuation Options...........................  41
     4.3    Minimum Amounts and Maximum Number of Tranches................  42
     4.4    Interest Rates and Payment Dates..............................  42
     4.5    Computation of Interest and Fees..............................  42
     4.6    Inability to Determine Interest Rate..........................  43
     4.7    Pro Rata Treatment and Payments...............................  43
     4.8    Illegality....................................................  44
     4.9    Requirements of Law...........................................  45

     4.10  Taxes.........................................................  46
     4.11  Indemnity.....................................................  49
     4.12  Change of Lending Office; Filing of Certificates
           or Documents..................................................  49
     4.13  Replacement Lenders...........................................  50

SECTION 5. REPRESENTATIONS AND WARRANTIES................................  50
     5.1   Financial Condition...........................................  50
     5.2   No Change.....................................................  51
     5.3   Existence; Compliance with Law................................  51
     5.4   Power; Authorization; Enforceable Obligations.................  52
     5.5   No Legal Bar..................................................  52
     5.6   No Material Litigation........................................  52
     5.7   No Default....................................................  53
     5.8   Ownership of Property; Liens..................................  53
     5.9   Intellectual Property.........................................  53
     5.11  Taxes.........................................................  53
     5.12  Federal Regulations...........................................  54
     5.13  ERISA.........................................................  54
     5.14  Investment Company Act; Other Regulations.....................  54
     5.15  Subsidiaries..................................................  54
     5.16  Purpose of Loans..............................................  55
     5.17  Environmental Matters.........................................  55
     5.18  Regulation H..................................................  56
     5.19  Accuracy of Information.......................................  56
     5.20  Solvency......................................................  56
     5.21  Stock Purchase Agreement......................................  56
     5.22  Security Documents............................................  57
 .
SECTION 6. CONDITIONS PRECEDENT..........................................  57
     6.1   Conditions to Initial Extension of Credit.....................  57
     6.2   Conditions to Each Extension of Credit........................  63

SECTION 7. AFFIRMATIVE COVENANTS.........................................  64
     7.1   Financial Statements..........................................  64
     7.2   Certificates; Other Information...............................  65
     7.3   Payment of Obligations........................................  66
     7.4   Conduct of Business; Maintenance of Existence; Compliance
            with Laws....................................................  66
     7.5   Maintenance of Property; Insurance; Products Liability
            Insurance....................................................  67
     7.6   Inspection of Property; Books and Records; Discussions........  67
     7.7   Notices.......................................................  67
     7.8   Environmental Laws............................................  68
     7.9   Maintenance of Liens of the Security Documents................  68
     7.10  Pledge of After Acquired Property; Additional Guarantors......  68
     7.11  Interest Rate Protection......................................  69

                                                                        Page
     7.12   Exchange Offer..............................................  70
     7.13   Stock Purchase Agreement....................................  70

SECTION 8.  NEGATIVE COVENANTS..........................................  70
     8.1    Financial Condition Covenants...............................  70
     8.2    Limitation on Indebtedness..................................  71
     8.3    Limitation on Liens.........................................  74
     8.4    Limitation on Guarantee Obligations.........................  75
     8.5    Limitation on Fundamental Changes...........................  76
     8.6    Limitation on Sale of Assets................................  76
     8.7    Limitation on Restricted Payments...........................  77
     8.8    Limitation on Capital Expenditures..........................  78
     8.9    Limitation on Investments, Loans and Advances...............  78
     8.10   Limitation on Optional Payments and Modifications of Debt
            Instruments and other Obligations...........................  79
     8.11   Limitation on Transactions with Affiliates..................  80
     8.12   Limitation on Changes in Fiscal Year........................  80
     8.13   Limitation on Lines of Business.............................  80

SECTION 9.  NEGATIVE COVENANTS OF HOLDINGS..............................  80
     9.1    Limitation on Holdings' Activities..........................  81
     9.2    Restricted Payments.........................................  81
     9.3    Net Proceeds................................................  81
     9.4    Dividends...................................................  81

SECTION 10. GUARANTEE...................................................  82
     10.1   Guarantee...................................................  82
     10.2   No Subrogation, Contribution, Reimbursement or Indemnity....  82
     10.3   Amendments, etc. with respect to the Obligations; Waiver of
            Rights......................................................  83
     10.4   Guarantee Absolute and Unconditional........................  83
     10.5   Reinstatement...............................................  84
     10.6   Payments....................................................  85

SECTION 11. EVENTS OF DEFAULT...........................................  85

SECTION 12. THE ADMINISTRATIVE AGENT....................................  88
     12.1   Appointment.................................................  88
     12.2   Delegation of Duties........................................  88
     12.3   Exculpatory Provisions......................................  88
     12.4   Reliance by Administrative Agent............................  89
     12.5   Notice of Default...........................................  89
     12.6   Non-Reliance on Administrative Agent and Other Lenders......  90
     12.7   Indemnification.............................................  90
     12.8   Administrative Agent in Its Individual Capacity.............  91

                                                                         Page
     12.9   Successor Administrative Agent...............................  91
     12.10  Issuing Bank; Swing Line Lender; Documentation Agent.........  91

SECTION 13. MISCELLANEOUS................................................  91
     13.1   Amendments and Waivers.......................................  91
     13.2   Notices......................................................  92
     13.3   No Waiver; Cumulative Remedies...............................  93
     13.4   Survival of Representations and Warranties...................  93
     13.5   Payment of Expenses and Taxes................................  93
     13.6   Successors and Assigns; Participations and Assignments.......  94
     13.7   Adjustments; Set-off.........................................  97
     13.8   Counterparts.................................................  98
     13.9   Severability.................................................  98
     13.10  Integration..................................................  98
     13.11  GOVERNING LAW................................................  98
     13.12  Submission To Jurisdiction; Waivers..........................  98
     13.13  Acknowledgements.............................................  99
     13.14  WAIVERS OF JURY TRIAL........................................  99
     13.15  Confidentiality..............................................  99

ANNEXES:

Annex A    Pricing Grid


SCHEDULES:

1.1        Commitments
5.1        Financial Condition
5.2        Dividends
5.3        Existence; Compliance with Law
5.4        Consents
5.6        Litigation
5.8        Real Property
5.9        Intellectual Property
5.10       Burdensome Restrictions
5.11       Taxes
5.13       ERISA Reportable Events and Accumulated Funding Deficiencies
5.17       Environmental Matters
5.21       Exceptions to Stock Purchase Agreement Representations
           and Warranties
8.2(j)     Indebtedness Outstanding on the Closing Date
8.3(e)     Easements, Licenses, Etc.
8.3(g)     Existing Liens
8.4(a)     Guarantee Obligations

8.9(e)       Securities Held by Borrower or any Subsidiary
8.11(viii)   Affiliate Transactions


EXHIBITS:


A            Form of Borrower Mortgage
B            Form of Guarantee and Collateral Agreement
C            Form of Swing Line Loan Participation Certificate
D            Form of Term Note
E            Form of Revolving Credit Note
F            Form of Swing Line Note
G            Form of Closing Certificate
H            Form of Assignment and Acceptance
I            Form of Opinion of Kramer, Levin, Naftalis, Nessen,
             Kamin and Frankel and/or Kelley Drye & Warren
J            Form of Opinion of Utah Counsel

          CREDIT AND GUARANTEE AGREEMENT, dated as of May 7, 1996, among TLG LABORATORIES HOLDING CORP., a Delaware corporation ("Holdings"), TWIN LABORATORIES INC., a Utah corporation formerly known as Natura-Pharma, Inc. (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), THE BANK OF NEW YORK, a New York banking corporation, as documentation agent for the Lenders (the "Documentation Agent"), and CHEMICAL BANK, a New York banking corporation, as administrative agent (the "Administrative Agent") for the Lenders hereunder.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, pursuant to a Stock Purchase and Sale Agreement dated as of March 5, 1996 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Stock Purchase Agreement") among the Stockholders (as defined therein), Holdings, the Borrower and Green Equity Investors II, L.P. ("GEI"), (i) GEI, together with other investors (the "Investors"), shall acquire 55% of the common stock of Holdings (the "Investor Common") and all of the shares of preferred stock of Holdings ("PIK Preferred"),
(ii) the Continuing Stockholders (as defined in the Stock Purchase Agreement) will exchange certain of their shares of the common stock of the Borrower for 45% of the outstanding common stock of Holdings, (iii) Holdings shall acquire all of the remaining outstanding capital stock of the Borrower resulting in the Borrower becoming a wholly-owned subsidiary of Holdings, (iv) Twin Laboratories Inc., a New York corporation ("Old Twin"), Alvita Products, Inc. ("Alvita"), Twinlab Export Corp. ("Export"), Twinlab Specialty Corporation ("Specialty") and
B. Bros. Realty Corporation ("B. Bros") shall be merged into the Borrower, (v) Advanced Research Press, Inc. shall be merged with Natur-Pharma II Inc., a wholly owned subsidiary of the Borrower (the surviving entity to be, "ARP") (all of the foregoing the "Transactions"), on the terms and subject to the conditions set forth therein;

          WHEREAS, in connection with the Transactions, GEI and other Investors shall pay approximately $72,500,000 in cash in respect of the issuance by Holdings to GEI and the other Investors of (i) the Investor Common ($5,500,000 in the aggregate) and (ii) PIK Preferred stock, which shall consist of an issue of senior preferred stock ("Senior Issue") and an issue of junior preferred stock ("Junior Issue") ($67,000,000 in the aggregate);

          WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Borrower shall receive net proceeds from the issuance of at least $100,000,000 of Senior Subordinated Notes (as hereinafter defined);

          WHEREAS, in connection with the Transactions, the current stockholders of the Companies (as defined below) will receive total cash consideration of approximately $212,500,000; and

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders enter into this Agreement to provide a portion of the funds required to consummate the Transactions and to provide for the working capital requirements of the Companies after the Transactions and for general corporate purposes;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.3(4) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "C/D Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Assessment Rate, the C/D Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Assessment Rate, the C/D Reserve Percentage or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Acquisition Documents": collectively, the Stock Purchase Agreement and any other documents effectuating the Transactions.

          "Adjustment Date": the Business Day of the receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

          "Administrative Agent": Chemical, together with its affiliates and successors, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto pursuant to subsection 12.9.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "After-Acquired Mortgage Property": any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date.

          "Aggregate Revolving Credit Outstandings": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, plus (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of all Swing Line Loans made by the Swing Line Lender then outstanding, plus (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": 1.25% if such Loans are ABR Loans and 2.50% if such Loans are Eurodollar Loans, provided that, from and after September 30, 1996, the Applicable Margin will be adjusted, on each Adjustment Date, provided that, the first Adjustment Date shall in no event be before November 7, 1996, as to all Loans then outstanding or made thereafter prior to the next Adjustment Date based upon the Consolidated Interest Coverage Ratio and the ratio of Consolidated Total Debt at the last day of the 12-month period ended on the date of the financial statements relating to such Adjustment Date to Consolidated EBITDA for such period as determined from such financial statements, to the Applicable Margin set forth on Annex A
                                                                      -------
     hereto opposite the level for which the Consolidated Interest Coverage Ratio as so determined satisfies the criteria on Annex A under the heading "Consolidated Interest Coverage Ratio" and for which the ratio of Consolidated Total Debt to Consolidated EBITDA as so determined satisfies the corresponding criteria set forth under the heading "Ratio of Consolidated Total Debt to Consolidated EBITDA" and provided, further, that
     (a) in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then if such financial statements are not delivered prior to the date upon which the resultant Default shall become an Event of Default, then, effective upon such Default becoming an Event of Default, during the period from the date upon which such financial statements were required to be delivered until the Business Day upon which they actually are delivered, the Applicable Margin shall be 1.25%, if such Loans are ABR Loans, and 2.50%, if such Loans are Eurodollar Loans, and (b) if on any Adjustment Date, the Consolidated Interest Coverage Ratio and the ratio of Consolidated Total Debt to Consolidated EBITDA as so determined would result in different Applicable Margins, the higher Applicable Margin shall govern.

          "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "ARP":  as defined in the recitals to this Agreement.

          "ARP Spinoff": any distribution to the shareholders of Holdings of the capital stock of Holdings' indirect wholly-owned Subsidiary ARP.

          "Asset Sale": as to any Person, any sale or other disposition (including any Sale/Leaseback Transaction and any mortgage or lease (as lessor) of real property other than any mortgage or lease made by such Person in order to finance the acquisition or construction of additional real property or improvements thereon) subsequent to the Closing Date of any property of such Person (including the issuance or sale of the Capital Stock of any Subsidiary).

          "Assignee":  as defined in subsection 13.6(c).

          "Available Excess Equity Proceeds": at any time, the excess of (a) the sum of (i) 50% of the first $60,000,000 of Net Proceeds of all Equity Offerings subsequent to the Closing Date plus (ii) 100% of any additional Net Proceeds in excess of $60,000,000 resulting from Equity Offerings subsequent to the Closing Date over (b) (without duplication) the aggregate
                                    ----
     amounts expended pursuant to subsections 8.2(b)(iv)(y), 8.7(d), 8.9(d)(iv)(y), 8.9(g)(ii), 8.9(j)(ii) and 8.10(a)(i) and clause (vi) of the definition of "Capital Expenditures".

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) such Revolving Credit Lender's Aggregate Revolving Credit Outstandings at such time; collectively, as to all the Revolving Credit Lenders, the "Available Revolving Credit Commitments".

          "Benefitted Lender":  as defined in subsection 13.7(a).

          "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

          "Borrower":  as defined in the Preamble to this Agreement.

          "Borrower Mortgage": each Mortgage to be executed and delivered by the Borrower, substantially in the form of Exhibit A or in such other form
                                                ---------
     as the Administrative Agent shall reasonably require, with respect to (i) each parcel of real property listed on Schedule 5.8 for which the
                                            ------------
     Administrative Agent requests a Mortgage and (ii) each parcel of After-Acquired Mortgage Property for which a mortgage is granted to the Administrative Agent, for the benefit of the Lenders, pursuant to subsection 7.10, in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Documents": collectively, the Borrower Mortgages and the Guarantee and Collateral Agreement.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 3.2 or 3.8 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditures": as to any Person for any period, the aggregate amount incurred by such Person and its Subsidiaries for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period, excluding (i) any such expenditure
                                          ---------
     made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure to the extent financed with or constituting Indebtedness permitted hereunder, (iii) any such expenditure made to acquire assets purchased with the Net Proceeds of Asset Sales permitted to be so expended, (iv) Permitted Acquisitions, (v) any such expenditure to acquire capital assets which are Designated Sale/Leaseback Financing Properties and (vi) any expenditures not in excess of the Available Excess Equity Proceeds at the time of such expenditure.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any Lender, or of any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's or A or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above; and (g) other investment instruments approved in writing by the Required Lenders and offered by any Lender or by any financial institution which has a combined capital and surplus of not less than $500,000,000.

          "Certificate of Available Excess Equity Proceeds": a certificate to be delivered by the Borrower pursuant to subsections 7.1(a) and (b) in form and substance satisfactory to the Administrative Agent setting forth (i) the amount of Available Excess Equity Proceeds as of the last day of the fiscal period to which such certificate relates and (ii) the calculations reasonably required to determine such amount, certified by a Responsible Officer of the Borrower as being stated fairly in all material respects.

          "Change of Control": (a) if at any time prior to an IPO, GEI, the Investors and the Blechmans in the aggregate do not possess record and beneficial ownership of more than 50% of the outstanding Capital Stock having ordinary voting power in the election of directors of Holdings, (b) if at any time prior to an IPO, either GEI and the Investors, on the one hand, and the Blechmans, on the other hand, shall not have beneficial ownership of at least 20% of the outstanding Capital Stock having ordinary voting power in the election of directors of Holdings, (c) if at any time after an IPO, any Person (other than GEI, the Investors or the Blechmans), whether singly or in concert with one or more other such Persons, shall, directly or indirectly, beneficially own a greater percentage, on a fully diluted basis, of the outstanding Capital Stock (having ordinary power in the election of directors of Holdings) of Holdings than the percentage of such outstanding Capital Stock beneficially owned by GEI, the Investors and the Blechmans in the aggregate, (d) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors, (e) Holdings shall not directly, own, beneficially and of record, 100% of the issued and outstanding Capital Stock of the Borrower, free and clear of all Liens other than the Lien of the Security Documents or (f) a "Change of Control" (as defined in the Senior Subordinated Note Indenture) shall occur. For the purposes of this definition, GEI and Investors shall include Affiliates thereof.

          "Chemical": Chemical Bank, a New York banking corporation and its successors.

          "Closing Date": the first date on which the conditions precedent set forth in subsections 6.1 and 6.2 shall be satisfied or waived.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commercial Letter of Credit":  as defined in subsection
     3.10(b)(i)(2).

          "Commitment": with respect to any Lender, the collective reference to such Lender's Term Loan Commitment and/or Revolving Credit Commitment; collectively, as to all the Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, the percentage which (i) the sum of (a) such Lender's then Available Revolving Credit Commitment and other unused Commitments (other than Revolving Credit Commitments) plus (b) such Lender's Loans (other than Swing Line Loans) then outstanding plus (c) the product of such Lender's Revolving Credit Commitment Percentage times the sum of (I) the Swing Line Loans then outstanding and (II) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate Available Revolving Credit Commitments of the Revolving Credit Lenders and the other unused Commitments of all the Lenders (other than Revolving Credit Commitments) plus (y) the aggregate principal amount of Loans of all the Lenders then outstanding plus (z) the aggregate L/C Obligations of all the Lenders then outstanding.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of determining liability under Section 412 of the Code, which is treated as a single employer under Section 414 (b), (c),
     (m) or (o) of the Code.

          "Companies": the Borrower, Old Twin, Alvita, Export, Specialty, B. Bros and ARP, collectively.

          "Companies EBITDA": for any period, prior to the Closing Date, for the Companies, the combined net income for such period, plus to the extent deducted in determining such combined net income, (i) interest expense,
     (ii) depreciation, (iii) depletion, (iv) amortization (including amortization of debt discount and deferred financing costs), (v) all Federal, state, local and foreign income and corporate withholding taxes,
     (vi) all other non-cash expenses or non-cash losses, (vii) any extraordinary and unusual losses and (viii) transaction fees and expenses associated with the Transactions and, minus, to the extent added in determining such net income, (i) any non-cash income or non-cash gains and
     (ii) any extraordinary and unusual gains, all as determined, to the extent applicable, on a combined basis in accordance with GAAP. (For the purposes of this definition, (i) "interest expense" shall mean, for any period, the net interest expense of the combined Companies for such period as determined in accordance with GAAP and (ii) "net income" shall mean: for any period, the net income of the combined Companies for such period as determined in accordance with GAAP.)

          "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense paid in cash during such period.

          "Consolidated EBITDA": for any period, the Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) depreciation, (iii) depletion, (iv) amortization (including amortization of debt discount and deferred financing costs), (v) all Federal, state, local and foreign income and corporate withholding taxes, (vi) all other non-cash expenses or non-cash losses, (vii) any extraordinary and unusual losses,
     (viii) transaction fees and expenses associated with the Transactions, (ix) fees and expenses associated with any acquisition or financing whether or not consummated and (x) amortization or write-off of the consideration for the non-compete agreements entered into in connection with the Transactions and, minus, to the extent added in determining such Consolidated Net Income, (i) any non-cash income or non-cash gains and (ii) any extraordinary and unusual gains, all as determined, to the extent applicable, on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, (i) Consolidated EBITDA for the fiscal quarters ended December 31, 1995 and March 31, 1996 shall be $10,400,000 and $10,600,000, respectively, and (ii) for the period from April 1, 1996 to the Closing Date, Consolidated EBITDA shall be the Companies EBITDA for such period.

          "Consolidated Fixed Charges": for any period, the sum of (i) Consolidated Cash Interest Expense, (ii) scheduled amortization of Indebtedness of the Borrower and its Subsidiaries for such period, (iii) cash payments in respect of such period for any Federal, state, local or foreign taxes, (iv) without duplication, plus increases and less decreases in Consolidated Working Capital from the first day of such period to the last day of such period (provided that for the fiscal year ending December 31, 1996 increases and decreases in Consolidated Working Capital shall be deemed to be zero) and (v) Capital Expenditures, in each case, to the extent applicable, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Coverage Ratio": for any period of four consecutive fiscal quarters ending during any Test Period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

          "Consolidated Interest Expense": for any period, the net interest expense of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income": for any period, the net income of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt": at any date of determination, all Indebtedness of the Borrower and its Subsidiaries at such date of determination that would be included in the liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, prepared in accordance with GAAP.

          "Consolidated Working Capital": as of the date of determination, Current Assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP, minus Current Liabilities of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP.

          "Continuing Directors": the directors of Holdings on the Closing Date after giving effort to the Transactions and each other director, if (a) such other director is appointed by GEI pursuant to the provisions of the Stockholders Agreement or (b) such other director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CSI":  Chase Securities Inc., a Delaware corporation.

          "Currency Rate Protection Agreements": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements entered into in the ordinary course of business by such Person designed to protect such Person against fluctuations in currency values.

          "Current Assets": at the date of determination, all assets (other than cash and Cash Equivalents) which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets.

          "Current Liabilities": at the date of determination, all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities.

          "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Sale/Leaseback Financing Property": any acquisition by the Borrower and its Subsidiaries of capital assets, as to which the Borrower shall notify the Administrative Agent by the last Business Day of the fiscal year in which such capital asset is acquired that it intends to sell and leaseback or otherwise finance, in a transaction permitted hereunder, such capital asset within a twelve-month period from acquisition, provided the aggregate amount of assets so designated at any time may not exceed $1,000,000. If such sale and leaseback or other financing shall not have occurred within twelve months of the acquisition, such acquisition shall be deemed to constitute a Capital Expenditure at the expiration of such twelve month period.

          "Documentation Agent":  as defined in the Preamble to this Agreement.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of the United States of America or any political subdivision thereof.

          "Dollars" and "$":  lawful currency of the United States of America.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having the force of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of the environment or the protection of human health as it relates to the protection of the environment, as now or at any time hereafter in effect.

          "Environmental Permits": all permits, licenses, registrations, notifications, exemptions, and other authorizations required by or from any Governmental Authority under Environmental Laws.

          "Equity Interest": Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering": any offering of Capital Stock or private placement of Capital Stock of Holdings excluding any post-closing payment received by Holdings pursuant to the terms of the Stock Purchase Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                      -----------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 11, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the amount of any refund received by the Borrower and its Subsidiaries during such fiscal year on taxes paid by the Borrower and its Subsidiaries, (iii) cash dividends, cash interest and other similar cash payments received by the Borrower during such fiscal year in respect of Investments (other than in Subsidiaries) to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, and (iv) decreases in Consolidated Working Capital, over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures and expenditures in respect of assets which are Designated Sale/Leaseback Financing Properties on the last day of the fiscal year in which the expenditures occurred made by the Borrower and its Subsidiaries during such fiscal year and permitted hereunder, (ii) the aggregate amount of all reductions of the Revolving Credit Commitments (to the extent such reductions are accompanied by prepayment of Revolving Credit Loans, Swing Line Loans and/or L/C Obligations) or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 4.1(b) or 4.1(c), (iii) the aggregate amount of payments of principal in respect of any Indebtedness (other than under this Agreement) permitted hereunder during such fiscal year, (iv) cash interest expense of the Borrower and its Subsidiaries for such fiscal year, (v) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vi) extraordinary cash losses to the extent included in Consolidated EBITDA for such fiscal year, (vii) the aggregate amount of cash used for Permitted Acquisitions made by the Borrower and its Subsidiaries during such fiscal year pursuant to subsection 8.9(i), (viii) dividends or other direct payments paid by the Borrower to or for the benefit of Holdings to the extent permitted by subsection 8.7 or 8.9(f) to the extent not subtracted in the determination of Consolidated Net Income of the Borrower for such fiscal year, (ix) increases in Consolidated Working Capital, (x) transaction fees and expenses associated with the Transactions to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (xi) any gains (to the extent included in Consolidated EBITDA) from any Asset Sales

     (other than those pursuant to subsections 8.6(d) and (e)) during such fiscal year, and (xii) fees and expenses associated with any acquisition or financing, whether or not consummated, to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year.

          "Excess Cash Flow Percentage": 75%, provided that, commencing with the Borrower's fiscal year ending December 31, 1997, so long as (i) the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ended the last day of the fiscal quarter immediately preceding the date of such prepayment, in respect of which financial statements of the Borrower have been furnished under subsection 7.1, is equal to or exceeds 2.50 to 1.00 and (ii) the ratio of Consolidated Total Debt at the last day of the fiscal quarter immediately preceding the date of such prepayment to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date is less than or equal to
     3.75 to 1.00, the Excess Cash Flow Percentage shall be 50%.

          "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) if such Lender is a Revolving Credit Lender, the issuance of a Letter of Credit; with respect to all the Lenders, the "Extensions of Credit".

          "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

          "Federal Funds Effective Rate":  as defined in the definition of ABR.

          "Final Offering Memorandum": the Offering Memorandum dated May 1, 1996, with respect to the issuance of the Senior Subordinated Notes, a copy of which has been furnished to each Lender.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Financing Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease; the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

          "Funded Indebtedness": all Indebtedness of the Borrower under this Agreement and the Senior Subordinated Note Indenture.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time (subject to subsection 1.2(e)).

          "GEI":  as defined in the recitals to this Agreement.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grantor": as defined in the Preamble to the Guarantee and Collateral Agreement.

          "Green": Leonard Green and Partners, L.P., a Delaware limited partnership and an affiliate of GEI.

          "Guarantee": the guarantee contained in Section 10 or in the Guarantee and Collateral Agreement; collectively, the "Guarantees".

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary (other than a Foreign Subsidiary) in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit
                                                                         -------
     B, as the same may be amended, supplemented or otherwise modified from time
     -
     to time.

          "Guarantee Obligation": as to any Person (the "Guaranteeing Person"), any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or normal and customary indemnification pursuant to the Transactions, or any transaction heretofore or hereafter entered into by the Companies, the Borrower, or any of the Borrower's Subsidiaries in the ordinary course of business permitted hereunder, or in connection with any purchase or sale of assets permitted hereunder. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such

     Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": Holdings and each Subsidiary (other than Foreign Subsidiaries) of the Borrower.

          "Hazardous Materials": any petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos and asbestos-containing materials, pollutants, contaminants, and all other materials and substances including but not limited to radioactive materials regulated pursuant to any Environmental Laws or the handling or disposal of which could result in liability under any Environmental Law.

          "Holdings":  as defined in the Preamble to this Agreement.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business payable in accordance with customary practices and not more than 90 days past due, unless being contested in good faith by appropriate proceedings, and compensation, pension obligations and other obligations arising from employee benefits and employee arrangements), (b) any other indebtedness of such Person which is evidenced by a note, bond (other than those of the type referred to in subsection 8.3(d)), debenture or similar instrument,
     (c) all Financing Lease Obligations of such Person, (d) all obligations of such Person under Rate Protection Agreements, (e) all obligations of such Person in respect of letters of credit (whether or not drawn), acceptances and similar obligations issued or created for the account of such Person, and (f) all indebtedness of others of the types described in (a) through
     (e) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such indebtedness with respect to such Person being deemed to be the lesser of the fair market value of such property or the amount of indebtedness of others so secured).

          "Information Memorandum":  as defined in subsection 5.19.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to ABR Loans, the last day of each April, July, October and January, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

                    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) no Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term Loans shall be selected by the Borrower;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

          "Interest Rate Protection Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Investment":  as defined in subsection 8.9.

          "Investor Common":  as defined in the recitals to this Agreement.

          "Investors":  as defined in the recitals to this Agreement.

          "IPO": any initial public offering of common (or other voting) stock of Holdings.

          "Issuing Bank": Chemical or any of its Affiliates, in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $3,000,000.

          "L/C Fee Payment Date": the last day of each April, July, October and January and the Revolving Credit Termination Date.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not been reimbursed.

          "L/C Participants": collectively, all the Revolving Credit Lenders other than the Issuing Bank.

          "Lenders":  as defined in the Preamble to this Agreement.

          "Letters of Credit": collectively, Commercial Letters of Credit and Standby Letters of Credit.

          "Lien": any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any Term Loan, Revolving Credit Loan or Swing Line Loan.

          "Loan Documents": this Agreement, any Notes, the Guarantees, the Applications, and the Security Documents.

          "Loan Participants":  as defined in subsection 13.6(b).

          "Loan Parties": the Borrower, Holdings, ARP and each other Subsidiary of the Borrower which is a party to a Loan Document.

          "Management Services Agreement": the Management Services Agreement, dated as of the Closing Date, between the Borrower and Green.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, assets, prospects, or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Merger Agreement": the Merger Agreement, dated as of the date hereof, among the Companies (other than ARP).

          "Mortgaged Property": the real properties owned by the Loan Parties on the Closing Date as specified on Schedule 5.8 hereto for which the
                                         ------------
     Administrative Agent has requested the delivery of a Mortgage.

          "Mortgages": collectively, the Borrower Mortgage and the Subsidiary Mortgage.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": with respect to any Person, (a) with respect to any Asset Sale by such Person, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders) and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) taxes paid or payable as a result thereof, (iii) all amounts deemed appropriate by the Borrower to be provided as a reserve in accordance with GAAP against any liabilities associated with the assets that are the subject of such Asset Sale, provided that, if the amounts held in reserve are reversed, at such time
     -------- ----
     such reserve amounts shall be deemed to constitute Net Proceeds after deducting any additional taxes required to be paid in connection therewith, and (iv) the portion of any cash payments attributable to Persons holding a minority interest in any Subsidiary, the assets of which are the subject of such Asset Sale; and (b) with respect to any issuance of equity securities or the incurrence of any Indebtedness by such Person subsequent to the Closing Date, the cash proceeds received from such issuance or incurrence net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, taxes and other reasonable costs and expenses actually incurred in connection therewith.

          "New Lending Office":  as defined in subsection 4.10(c).

          "Non-Excluded Taxes":  as defined in subsection 4.10(a).

          "Notes": collectively, the Swing Line Note, Revolving Credit Notes and Term Notes, if any.

          "NYUCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender, any cash management services agreement entered into by the Borrower with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement, any other Loan Document or any such Rate Protection Agreement or cash management services agreement entered into by the Borrower with any Lender or any Affiliate of any Lender).

          "Obsolete Property": any property of the Borrower or any of its Subsidiaries which is obsolete, outdated or worn out or the useful life of which has ended, in each case in the good faith determination of the Borrower.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Governmental Authority which succeeds to the powers and functions thereof.

          "Permitted Acquisition": any acquisition of all or substantially all the assets of, or at least 85% of the shares or other Equity Interests in, a Person or division or line of business of a Person or other significant assets of a Person if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in all material respects in accordance with applicable laws, (c) all actions required to be taken, if any, with respect to any acquired or newly formed Subsidiary under subsection 7.10 shall have been taken and (d)(i) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsection 8.1 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent, with a copy for each of the Lenders, a certificate (and the pro forma assumptions relating thereto) of a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets (to the extent reasonably available), and (ii) after giving effect to such transaction, any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 8.2(g)).

          "Permitted Acquisition Amount":  $7,500,000.

          "Permitted Liens":  as defined in subsection 8.3.

          "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PIK Preferred":  as defined in the recitals to this Agreement.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Prepayment Account":  as defined in subsection 4.1(d).

          "Primary Obligations": as defined in the definition of "Guarantee Obligation" contained in this subsection 1.1.

          "Proceeds":  as defined in the NYUCC.

          "Properties":  as defined in subsection 5.17.

          "Rate Protection Agreements": collectively, any Currency Rate Protection Agreements and Interest Rate Protection Agreements.

          "Refunded Swing Line Loans":  as defined in subsection 3.8(b).

          "Register":  as defined in subsection 13.6(d).

          "Registration Rights Agreement": as defined in the Senior Subordinated Note Indenture.

          "Regulation D": Regulation D of the Board of Governors as in effect from time to time.

          "Regulation G": Regulation G of the Board of Governors as in effect from time to time.

          "Regulation H": Regulation H of the Board of Governors as in effect from time to time.

          "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

          "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.14(a) for amounts drawn under Letters of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Replacement Asset": any property acquired by the Borrower or any of its Subsidiaries subsequent to the Closing Date which replaces Obsolete Property.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

          "Requirement of Law": as to any Person, (i) the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided however, that for purposes of Section 4, Requirement of Law shall mean only clause (ii) of this definition.

          "Responsible Officer": as to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer of such Person or, in either case, such other executive officers as may be designated from time to time by such Person in writing to the Administrative Agent.

          "Restricted Payments":  as defined in subsection 8.7.

          "Retained Excess Cash Flow": for any fiscal year commencing on or after January 1, 1998, the percentage of Excess Cash Flow for the preceding fiscal year retained by the Borrower (i) after calculating the financial covenants set forth in the definition of Excess Cash Flow Percentage and
     (ii) complying with the requirements of subsection 4.1(b) in respect of the preceding fiscal year.

          "Revolving Credit Commitment": with respect to any Lender, its obligation to make Revolving Credit Loans and/or issue or participate in Letters of Credit issued on behalf of the Borrower and/or participate in Swing Line Loans made to the Borrower in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading
                                              ------------
     "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 13.6; collectively, as to all such Lenders, the "Revolving Credit Commitments".

          "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time, the percentage which (i) the sum of (a) such Revolving Credit Lender's then unused Revolving Credit Commitment plus (b) such Revolving Credit Lender's Revolving Credit Loans then outstanding plus (c) the product of the percentage of the Revolving Credit Commitments of all the Revolving Credit Lenders then constituted by such Revolving Credit Lender's Revolving Credit Commitment times the sum of (I) the Swing Line Loans then outstanding and (II) the L/C Obligations then outstanding then constitutes of (ii) the sum of (w) the aggregate outstanding then unused Revolving Credit Commitments of all the Revolving Credit Lenders plus (x) the aggregate principal amount of Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (y) the aggregate L/C Obligations then outstanding plus (z) the Swing Line Loans then outstanding.

          "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Fee Percentage":  as defined in subsection 3.12(b).

          "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loans outstanding hereunder; collectively, the "Revolving Credit Lenders".

          "Revolving Credit Loans":  as defined in subsection 3.1(a).

          "Revolving Credit Note":  as defined in subsection 3.5(e).

          "Revolving Credit Termination Date": the earlier of six years after the Closing Date (the "Scheduled Revolving Credit Termination Date") and the date on which the Term Loans are repaid in full.

          "Sale/Leaseback Transaction": any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          "Scheduled Revolving Credit Termination Date": as defined in the definition of "Revolving Credit Termination Date" contained in this subsection 1.1.

          "SEC": the Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

          "Securities Act":  the Securities Act of 1933, as amended.

          "Security Documents": collectively, the Guarantee and Collateral Agreement, the Mortgages, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the Obligations or to secure any guarantee of any such Obligations and, including, without limitation, any such document delivered pursuant to subsection 7.10.

          "Sellers": the "Stockholder Indemnitors" as defined in the Stock Purchase Agreement.

          "Senior Subordinated Note Indenture": the Indenture, dated as of May 7, 1996, between the Borrower and Fleet National Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

          "Senior Subordinated Notes":  as defined in subsection 6.1(c).

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date the making of the Extensions of Credit to be made on the Closing Date and the application of the proceeds of such Extensions of Credit and (B) on any date after the Closing Date, the making of any Extension of Credit to be made on such date and the application of the proceeds of such Extension of Credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured.

          "Standby Letter of Credit":  as defined in subsection 3.10(b)(i)(1).

          "Stock Purchase":  as defined in the recitals to this Agreement.

          "Stock Purchase Agreement": as defined in the recitals to this Agreement.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Mortgage": each Mortgage to be executed and delivered by a Subsidiary, substantially in the form of Exhibit A, with such changes as
                                                ---------
     the Administrative Agent shall deem necessary or desirable in order (i) to provide that such Subsidiary is the Mortgagor, (ii) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (iii) to assure that the Administrative Agent, for the benefit of the Lenders, has a perfected Lien on the property to be encumbered thereby securing such Subsidiary's Obligations (as such term is defined in the Guarantee and Collateral Agreement), or in such other form as the Administrative Agent shall reasonably require, with respect to (x) each parcel of real property listed on Schedule 5.8 for which the
                                            ------------
     Administrative Agent requests a Mortgage and (y) each parcel of After-Acquired Mortgage Property for which a mortgage is granted to the Administrative Agent pursuant to subsection 7.10, in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 3.6 in an aggregate amount at any one time outstanding not to exceed $5,000,000.

          "Swing Line Lender":  as defined in subsection 3.6.

          "Swing Line Loan Participation Certificate": a certificate substantially in the form of Exhibit C.
                                  ---------

          "Swing Line Loans":  as defined in subsection 3.6.

          "Swing Line Note":  as defined in subsection 3.7(e).

          "Swing Line Participation Amount":  as defined in subsection 3.9(b).

          "Termination Date":  the sixth anniversary of the Closing Date.

          "Term Loan": as defined in subsection 2.1; collectively, the "Term Loans".

          "Term Loan Commitment": as to any Lender, its obligation to make a Term Loan to the Borrower in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Term Loan
                                    ------------
     Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 13.6; collectively, as to all such Lenders, the "Term Loan Commitments".

          "Term Loan Commitment Percentage": as to any Term Loan Lender at any time, the percentage of the Term Loan Commitments then constituted by such Term Loan Lender's Term Loan Commitments (or, after the Term Loans are made, the percentage of the aggregate Term Loans then constituted by such Term Loan Lender's Term Loans).

          "Term Loan Lender": any Lender with a Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "Term Loan Lenders".

          "Term Note": as defined in subsection 2.4(d); collectively, the "Term Notes".

          "Test Period": with respect to subsections 8.1(a) and (c), as set forth therein.

          "Title Insurance Company":  as defined in subsection 6.1(t).

          "Tranche": collectively, Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date

     (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

          "Transactions":  as defined in the recitals to this Agreement.

          "Transferee":  as defined in subsection 13.6(f).

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          1.2 Other Definitional Provisions; Financial Calculations. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Notwithstanding anything to the contrary herein, for purposes of making all calculations in connection with the covenants contained in Section 8, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied as in effect on the date of this Agreement. In the event of any material difference at any time between GAAP in effect on the date of this Agreement and GAAP from time to time in effect, the certificate of a Responsible Officer required pursuant to subsection 7.2(b)(ii) shall include a reconciliation of the calculations required thereby with the financial statements being delivered with such certificate.


             SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

          2.1 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount equal to the Term Loan Commitment of such Term Loan Lender. The

Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2.

          2.2 Procedure for Term Loan Borrowing. The Borrower hereby requests a Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Term Loan Commitments of the Term Loan Lenders. The Term Loans shall initially be ABR Loans. Each Term Loan Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 10:00 A.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the account of the Borrower designated in its borrowing request by 12:00 Noon, New York City time, on the Closing Date, with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

          2.3 Repayment of Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender the principal amount of the Term Loan made by such Term Loan Lender in twelve consecutive semi-annual installments, payable on the last day of April and October of each year commencing October 31, 1996, each of which installments on any such date shall be in an amount equal to 50% of the original aggregate principal amount of the Term Loans set forth below opposite the year in which such date occurs (or such earlier date on which the Term Loans become due and payable pursuant to Section 11), provided that the final installment of the Term Loans shall be payable on the Termination Date:

          Year following the Closing Date         Aggregate Payments
          -------------------------------         ------------------
                      One                            $ 2,915,000
                      Two                            $ 4,717,000
                      Three                          $ 6,519,000
                      Four                           $ 9,063,000
                      Five                           $11,236,000
                      Six                            $18,550,000

The Borrower hereby further agrees to pay to the Administrative Agent for the account of each Term Loan Lender interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

          2.4 Evidence of Term Loan Debt. (a) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Lender resulting from the Term Loan made by such Term Loan Lender, including the amounts of principal and interest payable and paid to such Term Loan Lender from time to time under this Agreement.

          (b) The Administrative Agent shall record in the Register, with separate subaccount therein for each Term Loan Lender, (i) the amount of each Term Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Term Loan Lender's share thereof, if any.

          (c) The entries made in the Register pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Lender to maintain any account pursuant to subsection 2.4(a) or the Administrative Agent to make recordings in the Register pursuant to subsection 2.4(b), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loan made to the Borrower by such Term Loan Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower dated the Closing Date evidencing the Term Loan made by such Term Loan Lender, substantially in the form of Exhibit D (a "Term Note"),
                                               ---------
payable to the order of such Term Loan Lender and in a principal amount equal to, in the case of Term Notes issued on the Closing Date, the lesser of (A) the initial Term Loan Commitment of such Term Loan Lender or (B) the unpaid principal amount of the Term Loan made by such Term Loan Lender, and, in the case of Term Notes issued after the Closing Date, the unpaid principal amount of the Term Loan made by such Term Loan Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of each Term Loan made by such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, and any such recordation shall, to the extent permitted by applicable law, and absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower in accordance with the terms of this Agreement.


         SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of

(i) the then outstanding Swing Line Loans and (ii) the then outstanding L/C Obligations, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the lengths of the initial Interest Periods therefor. Revolving Credit Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower designated in its borrowing notice prior to 1:00 P.M., New York City time, on such Borrowing Date with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          3.3 Commitment and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at the rate shown on the Pricing Grid set forth on Annex A hereto, on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each April, July, October and January and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to Chemical and The Bank of New York the amounts and fees set forth in the Fee Letter dated the Closing Date among Chemical, CSI, The Bank of New York and the Borrower in the amounts and on the dates set forth therein.

          3.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than one Business Day's prior notice to the Administrative Agent (who shall notify the Lenders), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          3.5 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 11). The Borrower hereby further agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

          (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Revolving Credit Lender resulting from each Revolving Credit Loan of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time under this Agreement.

          (c) The Administrative Agent shall record in the Register, with separate subaccount for each Revolving Credit Lender, (i) the amount and Borrowing Date of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Revolving Credit Lender's share thereof.

          (d) The entries made in the Register pursuant to subsection 3.5(c) shall, to the extent permitted by applicable law, and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender to maintain any account pursuant to subsection 3.5(b) or the Administrative Agent to make recordings in the Register pursuant to subsection 3.5(c), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to such Borrower by such Revolving Credit Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Revolving Credit Lender a promissory note of the Borrower dated the Closing Date evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit E with appropriate insertions as to date and principal amount (a
        ---------
"Revolving Credit Note"). Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall, to the extent permitted by applicable law, and absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower in accordance with the terms of this Agreement.

          3.6 Swing Line Commitment. Subject to the terms and conditions hereof, Chemical (in such capacity, the "Swing Line Lender") agrees to make a portion of the Revolving Credit Commitments available to the Borrower during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment then in effect, notwithstanding that the Swing Line Loans outstanding at any time plus the Swing Line Lender's outstanding Revolving Loans at that time may exceed the Swing Line Lender's Revolving Credit Commitment at such time; provided that the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments at such time. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing Swing Line Loans all in accordance with the terms and conditions hereof. Swing Line Loans may be ABR Loans only.

          3.7 Repayment of Swing Line Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of the Swing Line Loans on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 11). The Borrower hereby further agrees to pay to the Administrative Agent for the account of the Swing Line Lender interest on the unpaid principal amount of the Swing Line Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

          (b) The Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender from time to time, including the amounts of principal and interest payable and paid to the Swing Line Lender from time to time under this Agreement.

          (c) The Administrative Agent shall record in the Register (i) the amount and Borrowing Date of each Swing Line Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Swing Line Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder in respect of Swing Line Loans.

          (d) The entries made in the Register pursuant to subsection 3.7(c) shall, to the extent permitted by applicable law, and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Swing Line Lender to maintain any account pursuant to subsection 3.7(b) or the Administrative Agent to make recordings in the Register pursuant to subsection 3.7(c), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans made to the Borrower by the Swing Line Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by the Swing Line Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to the Swing Line Lender a promissory note of the Borrower, dated the Closing Date, evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit F with appropriate
                                                ---------
insertions as to date and principal amount (a "Swing Line Note"). The Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by the Swing Line Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Swing Line Note, and any such recordation shall, to the extent permitted by applicable law, and absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans made to the Borrower by the Swing Line Lender in accordance with the terms of this Agreement.

          3.8 Procedure for Borrowing Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans under subsection 3.6, it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 11:00 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof. Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection
13.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower not later than 2:00 P.M., New York City time, on such Borrowing Date by crediting the account of the Borrower, designated in its borrowing notice, with such proceeds in immediately available funds.

          (b) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "Refunded Swing Line Loans"). Unless any of the events described in Section 11(f) with respect to the Borrower shall have occurred (in which event the procedures of subsection 3.9(b) shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 13.2 prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the respective Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

          3.9 Swing Line Loan Participations. (a) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if a Default under Section 11(a) or an Event of Default shall have occurred and be continuing. The Swing Line Lender shall notify the Borrower of such election not to make any Swing Line Loans unless the Event of Default is of the type specified in Section 11(f) with respect to the Borrower.

          (b) If prior to the repayment of any Swing Line Loan or the making of Revolving Credit Loans pursuant to subsection 3.8(b), one of the events described in Section 11(f) with respect to the Borrower shall have occurred, each Revolving Credit Lender shall on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 3.8(a) purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding (the "Swing Line Participation Amount"). On the date of such purchase, each Revolving Credit

Lender shall transfer to the Swing Line Lender, in immediately available funds, such Revolving Credit Lender's Swing Line Participation Amount and upon receipt thereof the Swing Line Lender shall deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of the Swing Line Lender's receipt of such funds and in an amount equal to such Revolving Credit Lender's Swing Line Participation Amount.

          (c) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (d) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to subsection 3.9(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by any of the Loan Parties or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, provided that, no Lender will be obligated to purchase a participating interest in any Swing Line Loan made during the continuance of an Event of Default if and only if, (x) subsequent to the occurrence of such Event of Default such Lender has notified the Administrative Agent that it will not purchase participations in Swing Line Loans made during the continuance of such Event of Default and (y) such Swing Line Loan was made after receipt by the Administrative Agent of such notice while such Event of Default was continuing.

          3.10 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.13(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to, and shall not, issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitments would be less than zero.

          (b)  Each Letter of Credit shall:

               (i) be denominated in Dollars and shall be either (1) a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, in connection with the working capital or business needs of the Borrower in the ordinary course of business permitted hereunder (a "Standby Letter of Credit") or (2) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit");

              (ii) expire no later than the earlier of (A) five Business Days prior to the Scheduled Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any such Letter of Credit may, at the request of the Borrower as set forth in the applicable Application or prior to expiration thereof, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year or less unless the Issuing Bank shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit (as specified therein) that such Letter of Credit will not be renewed;

             (iii)  have a face amount equal to at least $100,000; and

              (iv) if it is outstanding on the Revolving Credit Termination Date, be cash collateralized.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.11 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. The Issuing Bank shall notify the Revolving Credit Lenders promptly of the receipt of any request pursuant to the immediately preceding sentence. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing

Bank shall furnish a copy of such Letter of Credit to the Administrative Agent and the Borrower promptly following the issuance thereof.

          3.12 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit or the immediately preceding L/C Fee Payment Date, as the case may be, to the next L/C Fee Payment Date to occur thereafter at a rate per annum equal to 1/4 of 1%, calculated on the basis of a 360-day year for actual days elapsed, of the average daily amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date and shall be nonrefundable.

          (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants and the Issuing Bank, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit or the immediately preceding L/C Fee Payment Date, as the case may be, to the next L/C Fee Payment Date to occur thereafter at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans in effect from time to time (the "Revolving Credit Fee Percentage"), calculated on the basis of a 360-day year for actual days elapsed, of the average daily amount available to be drawn under such Letter of Credit during the period for which such fee is calculated, to be shared ratably among the L/C Participants and the Issuing Bank in accordance with their respective Revolving Credit Commitment Percentages. Such commissions shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on its termination and shall be nonrefundable.

          (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          3.13 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, in order to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder, provided that, no Lender will be obligated to purchase a participating interest in any Letter of Credit made during the continuance of an Event of Default if and only if, (x) subsequent to the occurrence of such Event of Default such Lender has notified the Administrative Agent that it will not purchase participations in any Letter of Credit made during the continuance of such Event of Default and (y) such Letter of Credit was made after receipt by the Administrative Agent of such Notice while such Event of Default was continuing, except for, any automatic renewals of outstanding Letters of Credit. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, including by a Revolving Credit Loan by such Lender under subsection 3.14(c), such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.13(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.13(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.13(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.14 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 3.14 from the date the draft presented under the affected Letter of Credit is paid until payment in full, at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans which were then overdue.

          (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 3.2 of ABR Loans in the amount of such drawing (but without any requirement for compliance with the prior notice or minimum borrowing amount provisions of subsection 3.2 or the conditions set forth in subsection 6.2).
The Borrowing Date with respect to such borrowing shall be the date of such drawing and each Revolving Credit Lender shall make its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent on such date to be used to repay the Reimbursement Obligation created by such drawing. The application of such Loans shall satisfy the Borrower's obligations under subsection 3.14(a) in the amount thereof.

          (d) On the Revolving Credit Termination Date, any outstanding Letters of Credit shall be cash collateralized in amounts satisfactory to the Issuing Bank.

          3.15 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Lender or any beneficiary of a Letter of Credit (other than the defense of payment to the Issuing Bank or a defense based on the gross negligence or willful misconduct of the Issuing Bank).

          (b) The Borrower also agrees with the Issuing Bank and the Lenders that, subject to subsection 3.15(d), neither the Issuing Bank nor any Lender shall be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.14(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except in the case of the Issuing Bank for errors, omissions, interruptions or delays caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, and to the extent not inconsistent therewith, the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank or any Lender to the Borrower.

          3.16 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall, within a reasonable time after its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall also promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.17 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

          3.18 Quarterly Reports. The Issuing Bank shall furnish to each Revolving Credit Lender a quarterly report with respect to Letters of Credit issued or outstanding during such quarter and any drawings thereunder.


       SECTION 4.  GENERAL PROVISIONS APPLICABLE TO EXTENSIONS OF CREDIT

          4.1 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, one Business Day (or, in the case of Swing Line Loans, by irrevocable notice to the Administrative Agent by 11:00 A.M., New York City time, on the same Business Day) in the case of ABR Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of the Eurodollar Loans, prior to such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall notify each affected Lender thereof on the date of receipt of such notice. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans pursuant to this subsection 4.1(a) shall be applied (i) at the option of the Borrower, to the installment thereof due in the next six months and (ii) to the extent that the Borrower does not exercise such option or any such prepayment exceeds such installment, to the remaining installments of principal thereof pro rata. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments (except (x) in the case of Swing Line Loans which shall be in accordance with subsection 3.7 and
(y) in the case of Revolving Credit Loans under subsection 3.14(c)) shall be in an aggregate principal amount of at least $500,000.

          (b) Unless the Required Lenders otherwise agree, if with respect to any fiscal year of the Borrower, commencing with its fiscal year ending December 31, 1997, the Borrower shall have Excess Cash Flow for such fiscal year, the Term Loans shall be prepaid in an aggregate amount equal to the Excess Cash Flow Percentage of such Excess Cash Flow at such time. Each such prepayment shall be made on or before the date which is 100 days after the end of such fiscal year.

          (c) Unless the Required Lenders otherwise agree, the Term Loans shall be prepaid with 100% of the Net Proceeds of (i) any Equity Offering by Holdings or any incurrence of Indebtedness by any Loan Party on or after the Closing Date (other than any Indebtedness permitted pursuant to subsection 8.2), provided
                                                                    --------
that, (x) only 50% of the first $60,000,000 of Net Proceeds of all such Equity
- ----
Offerings shall be required to be so applied and (y) all other Net Proceeds of Equity Offerings may be used at the discretion of the Borrower, including without limitation to redeem, repurchase, defease or prepay or retire the Senior Issue or the Junior Issue of the PIK Preferred or the Senior Subordinated Notes or to prepay the Term Loans and (ii) any Asset Sale by the Borrower or any of its Subsidiaries pursuant to subsections 8.6(a) (except to the extent that the assets disposed of in such Asset Sale are replaced with Replacement Assets within 360 days following the date of such Asset Sale) and 8.6(b), in each case, to the extent that such Net Proceeds realized from any such Asset Sale (or series of related Asset Sales) in any fiscal year are greater than $1,000,000; provided Net Proceeds shall not be required to be applied to the prepayment of the Term Loans pursuant to this subsection until such time as the aggregate amount of such Net Proceeds above $1,000,000 not yet applied exceeds $250,000. Each such prepayment shall be made on or before the date which is ten Business Days after the date any Loan Party receives such Net Proceeds.

          (d) Prepayments of the Term Loans pursuant to subsections 4.1(b) and 4.1(c) shall be applied to the remaining installments thereof on a pro rata basis. If, after giving effect to any permanent reduction in the Revolving Credit Commitments pursuant to subsection 3.4, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and Swing Line Loans, would exceed the Revolving Credit Commitments as so reduced, then the Revolving Credit Loans and Swing Line Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent of such excess. Amounts to be applied pursuant to this subsection 4.1(d) to the prepayment of Term Loans, Revolving Credit Loans and/or Swing Line Loans shall be applied, as applicable, first to reduce outstanding Term Loans, Revolving Credit Loans and/or Swing Line Loans which are ABR Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Term Loans and/or Revolving Credit Loans which are Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account
(i) allocable to Term Loans to prepay Term Loans which are Eurodollar Loans and
(ii) allocable to Revolving Credit Loans to prepay Revolving Credit Loans which are Eurodollar Loans, in each case on the last day of the respective Interest Periods therefor (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans and/or Revolving Credit Loans which are Eurodollar Loans have been prepaid or until all cash on deposit in the Prepayment Account (including, without limitation, interest earned thereon) with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 4.1(d). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid, provided that
(i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to Section 11, the Administrative Agent shall first apply all amounts on deposit in the Prepayment Account to prepay the outstanding Term Loans pro rata and, second, to prepay any outstanding Revolving Credit Loans and/or Swing Line Loans and, third, to cash collateralize any outstanding Letters of Credit. Until funds in the Prepayment Account are applied to the prepayment of any Loans, such Loans shall continue to be outstanding and interest shall continue to accrue thereon. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations.

          4.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto (or on any other day if on the date of such conversion the Borrower pays to the Administrative Agent for the account of the applicable Lenders accrued interest on such Eurodollar Loans to the date of such conversion together with all amounts payable under subsection 4.11). The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.

All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of continuations of Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than five Eurodollar Tranches outstanding at any time.

          4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 11(a)), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the rate described in subsection 4.4(b) plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date and the Revolving Credit Termination Date, provided that interest accruing pursuant to subsection 4.4(c) shall be payable from time to time on demand.

          4.5 Computation of Interest and Fees. (a) Commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except that whenever interest is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirement shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.4(a).

          4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

          4.7 Pro Rata Treatment and Payments. (a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in subsection 13.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest shall be payable thereon at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. If, and to the extent that, on any Business Day the Administrative Agent receives any payment hereunder or under the other Loan Documents (including any such payment representing a realization upon the Collateral), and such payment is not sufficient to pay in full all principal, interest and fees then due and payable hereunder, the Administrative Agent shall apply such payment ratably to all such amounts then due and payable.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loan resulting from such borrowing hereunder, on demand, from the Borrower, without prejudice to any right or claim the Borrower may have against such Lender.

          (c) Each borrowing by the Borrower of Term Loans and Revolving Credit Loans shall be made ratably from the Term Loan Lenders and Revolving Credit Lenders, respectively, in accordance with their respective Term Loan Commitment Percentages and

Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders, in accordance with their respective Revolving Credit Commitment Percentages.

          4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, then such Lender shall give notice of such illegality to the Administrative Agent and the Borrower. Upon such adoption or change, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. Any Lender giving notice pursuant to the first sentence of this subsection shall notify the Administrative Agent and the Borrower at such time as the circumstances giving rise to the initial notice shall cease to exist.

          4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof or, in the case of a Transferee, to the same extent as that of the transferor prior to the transfer or subsequent to the date of transfer:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes, changes in the rate of tax on the overall net income of such Lender and taxes imposed as a result of any future, present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note));

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall, within 20 Business Days after receipt by the Borrower of such Lender's written demand (with a copy to the Administrative Agent), pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If any Lender has demanded compensation under this subsection 4.9(a) with respect to any Eurodollar Loan, the Borrower shall have the option to convert immediately such Eurodollar Loan into an ABR Loan until the circumstances giving rise to such demand for compensation no longer apply; provided, that (i) no such conversion shall affect the Borrower's obligation to pay compensation as provided herein which is due with respect to the period prior to such conversion and (ii) on the date of such conversion the Borrower shall pay to the Administrative Agent for the benefit of the relevant Lender accrued interest on such Eurodollar Loan to the date of conversion.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof, shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under, or in respect of, any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount material to such Lender, or such corporation, then from time to time, within 10 Business Days after receipt by the Borrower of such Lender's written demand therefor (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to subsection 4.9(a) or (b), it shall promptly give written notice to the Borrower (with a copy to the Administrative Agent) specifying in reasonable detail the event by reason of which it has become so entitled and the method of calculating the amounts to which it claims to be entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall not be obligated to compensate any Lender pursuant to this subsection 4.9 for amounts accruing prior to the date which is 90 days before such Lender notifies the Borrower of such event. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.10 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes and capital taxes imposed on the Administrative Agent or any Lender (or Transferee) as a result of any future, present or former connection between the Administrative Agent or such Lender (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender (or Transferee) shall be increased ("increased amounts") by the amounts necessary so that after making all required deductions and withholdings (including, without limitation, the payment of all Non-Excluded Taxes) the Administrative Agent or such Lender (or Transferee) receives the amounts equal to the interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, the Borrower shall promptly send to the Administrative Agent for its own account or for the account of such Lender (or Transferee), as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of remittance of Non-Excluded Taxes reasonably acceptable to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other reasonably acceptable evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the amount of Non-Excluded Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.
The agreements in this subsection 4.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (and each Transferee) that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

              (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Code:

                    (A) on or before the date it becomes a party to this Agreement (or, in the case of a Loan Participant, on or before the date such Loan Participant becomes a Loan Participant hereunder) and on or before the date, if any, such Lender (or Transferee) changes its applicable lending office by designating a different lending office (a "New Lending Office"), deliver to the Borrower and the Administrative Agent (y) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (z) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (B) deliver to the Borrower and the Administrative Agent two further properly completed and duly executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower or the Administrative Agent; and

                    (C) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower;

               (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

                    (A) on or before the date it becomes a party to this Agreement (or, in the case of a Loan Participant, on or the date such Loan Participant becomes a Loan Participant hereunder) deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code,
          (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                    (B) deliver to the Borrower and the Administrative Agent two further properly completed and duly executed copies of said Form W-8, or any successor applicable form on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                    (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case any change in law or regulation has occurred subsequent to the date such Lender (or Transferee) became a party to this Agreement (or in the case of a Loan

Participant, the date such Loan Participant became a Loan Participant hereunder) which renders all such forms inapplicable or which would prevent such Lender from properly completing and executing any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent in writing no later than 15 calendar days before any payment hereunder or under any Note is due. Each such Lender (and each such Transferee) shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 delivered pursuant to subsection 4.10(b)(i), that it is entitled to an exemption from United States backup withholding tax.

          (c) The Borrower shall not be required to indemnify any Lender (or Transferee), or to pay any increased amounts to any Lender (or Transferee) in respect of any Non-Excluded Tax, pursuant to this subsection 4.10 to the extent that (i) any obligation to withhold or deduct amounts with respect to tax existed on the date such Lender (or Transferee) became a party to this Agreement (or, in the case of a Transferee that is a Loan Participant, on the date such Loan Participant became a Loan Participant hereunder) or, with respect to payments to a New Lending Office, the date such Lender (or Transferee) designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the written request of the Borrower, or (ii) any Lender (or Transferee) fails to comply in full with the provisions of subsection 4.10(b) hereof.

          (d) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Non-Excluded Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts, pursuant to this subsection 4.10, it shall promptly notify the Borrower of the availability of such refund claim and shall make the appropriate claim to such Governmental Authority for such refund. If a Lender (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Non-Excluded Tax as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts, pursuant to this subsection 4.10, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket third-party expenses of such Lender (or Transferee) or the Administrative Agent.

          4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a direct consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or converting any Eurodollar Loans to ABR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12 Change of Lending Office; Filing of Certificates or Documents. Each Lender agrees that if it makes any demand for payment, or becomes entitled to any increased amounts, under subsection 4.8, 4.10 or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office or file any certificate or document reasonably requested in writing by the Borrower if such action would reduce or obviate the need for the Borrower to make payments under subsection 4.8, 4.10 or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.

          4.13 Replacement Lenders. In the event that (a) the Borrower becomes obligated to pay additional amounts or increased amounts to, or receives notice from, any Lender pursuant to subsection 4.8, 4.9 or 4.10 and such Lender has not theretofore removed or cured the conditions which result in the obligation to pay such additional amounts or increased amounts, or (b) any Lender has defaulted in its obligation to make Loans hereunder, then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 13.6(c) all of its rights and obligations under this Agreement to another bank or financial institution which is willing to become a Lender and is acceptable (which acceptance shall not be unreasonably withheld) to the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid commitment fees in respect of such Lender's Commitment and any other amounts payable to such Lender under this Agreement (including, without limitation, amounts payable under subsections 4.9, 4.10 and 4.11).


                  SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

          5.1 Financial Condition. (a) Except as set forth on Schedule 5.1, the combined audited balance sheet of the Companies as at December 31, 1995 and the related consolidated statements of income and cash flows for the fiscal year ended on such date, audited by Deloitte & Touche LLP, a copy of which has heretofore been furnished to each Lender, present fairly in accordance with GAAP the combined financial condition of the Companies as at such date, and the combined results of their operations and their combined cash flows for the fiscal year then ended. Except as set forth on Schedule 5.1, all such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). None of the Companies had at the date of the balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

          (b) Except as set forth on Schedule 5.1, the unaudited combined balance sheet of the Companies, as at March 31, 1996 and the related consolidated statement of income, certified by a Responsible Officer of the Borrower, a copy of which has heretofore been furnished to each Lender, presents fairly in accordance with GAAP the combined condition of the Companies as at such date and the combined results of their operations for the fiscal quarter then ended. Except as set forth on Schedule 5.1, such balance sheets, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). None of the Companies or ARP had at the dates of such balance sheet, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheet or in the notes thereto or in the Information Memorandum.

          (c)  The unaudited consolidated pro forma balance sheet of the
                                          --- -----
Borrower and its consolidated Subsidiaries, as of March 31, 1996, certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), copies of
                                          -----------------------
which have been furnished to each Lender, is the unaudited balance sheet of the Borrower and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to (i) each of the Transactions, (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date, (iii) the issuance of the PIK Preferred and (iv) the incurrence of the Senior Subordinated Notes and all other Indebtedness that the Borrower and its consolidated Subsidiaries expect to incur, and the payment of all amounts the Borrower and its consolidated Subsidiaries expect to pay, in connection with the Transactions. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions in accordance with GAAP and are based on the best information available to the Borrower, as of the date of delivery thereof, and reflect on a pro forma basis the financial position of the Borrower and its consolidated
- --- -----
Subsidiaries, as of March 31, 1996, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred as of March 31, 1996.

          5.2 No Change. (a) Since December 31, 1995, there has been no development, event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1995, to and including the date of this Agreement, except in connection with the Transactions or as otherwise set forth in Schedule 5.2, no dividends or other
                                          ------------
distributions have been declared, paid or made upon the Capital Stock of Holdings or any of the Companies or any of their consolidated Subsidiaries nor has any of the Capital Stock of Holdings or any of the Companies or any of their consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by any of the Companies or any of their Subsidiaries.

          5.3  Existence; Compliance with Law.  Except as set forth in Schedule
                                                                       --------
5.3 each Loan Party (a) is duly organized, validly existing and in good standing
- ---
under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified or licensed to do business as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing, in the aggregate could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow and obtain the Extensions of Credit hereunder. Each Loan Party has taken all necessary action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance by it of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by any Loan Party in connection with the Transactions or the Acquisition Documents, the Extensions of Credit hereunder, the execution, delivery or performance by each applicable Loan Party or the validity or enforceability with respect to or against any Loan Party of the Loan Documents to which it is a party or with the continuing operations of the Borrower and its Subsidiaries other than (i) consents, authorizations and filings in connection with the Transactions or the Acquisition Documents (x) which are required to be obtained or made and are in full force and effect (each of which are listed on
Schedule 5.4) or (y) which are not required to be obtained or made prior to
- ------------
consummation of the Transactions and are listed on Schedule 5.4 or (z) which, if
                                                   ------------
not obtained or made, could not reasonably be expected to have a Material Adverse Effect, (ii) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office to perfect the security interests of the Administrative Agent, for the benefit of the Lenders, in the Collateral that can be perfected by such filings, (iii) recordation of the Mortgages and (iv) consents, authorizations and filings in connection with enforcement of the Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto.

This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the Extensions of Credit hereunder and the use of the proceeds thereof by each applicable Loan Party will not violate any Requirement of Law or Contractual Obligation of any Loan Party which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated in or permitted by the Loan Documents.

          5.6  No Material Litigation.  Except as set forth in Schedule 5.6, no
                                                               ------------
litigation, investigation (of which the Borrower or Holdings has been made aware) or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or Holdings, threatened by or against any Loan Party or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which has a reasonable likelihood of an adverse determination, and if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          5.7 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          5.8 Ownership of Property; Liens. To the best of each Loan Party's knowledge, after giving effect to the Transactions, each Loan Party has or will have good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property except for such matters as do not materially adversely affect the use of such property in the conduct of the business as currently conducted, and own, or hold a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Schedule 5.8 sets forth a true and complete
                                 ------------
list of all real property owned or acquired by the Loan Parties on the Closing Date.

          5.9  Intellectual Property.  Schedule 5.9 sets forth as of the Closing
                                       ------------
Date, a true and complete list of all material trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to the Borrower and its Subsidiaries in the United States (after giving effect to the Transactions) and, with respect to registered trademarks (if any), contains a list of all registration and application numbers. Except as disclosed on Schedule 5.9, the
                                                              ------------
Borrower or a Subsidiary (after giving effect to the Transactions) owns or has the right to use, without payment to any other party, the trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. Except as set forth on Schedule 5.9, to the best knowledge of the Borrower, no claims are
         ------------
pending by any Person with respect to the ownership, validity, enforceability or the Borrower's or any Subsidiary's use of any such trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor or challenging or questioning the validity or effectiveness of any of the foregoing, in the United States.

          5.10  No Burdensome Restrictions.  Except as set forth on Schedule
                                                                    --------
5.10 or as disclosed in the Final Offering Memorandum, no Requirement of Law or
- ----
Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect.

          5.11  Taxes.  Except as set forth in Schedule 5.11 Holdings and the
                                               -------------
Borrower and its Subsidiaries have filed or caused to be filed all tax returns which, to the knowledge of Holdings or the Borrower and its Subsidiaries, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property in respect of such periods and all other material taxes imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party and other than any taxes which in the aggregate would not have a Material Adverse Effect), in respect of such periods.

          5.12 Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in Regulation G or Regulation U, as the case may be.

          5.13  ERISA.  Except as set forth in Schedule 5.13, neither a
                                               -------------
Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where, in connection with any such event or noncompliance, the liability which would be likely to result could not be reasonably expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred except where, in connection with any such termination, the liability which would be likely to result could not be reasonably expected to have a Material Adverse Effect, and no Lien which remains unsatisfied in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount in excess of $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan; neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and no such Multiemployer Plan is in Reorganization or Insolvent, except where, in any such case, the liability which would be likely to result could not be reasonably expected to have a Material Adverse Effect.

          5.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness as contemplated herein.

          5.15 Subsidiaries. As of the Closing Date and after giving effect to the Transactions, Holdings has no direct Subsidiaries other than the Borrower, and the Borrower has no Subsidiaries other than ARP.

          5.16 Purpose of Loans. The proceeds of the Term Loans shall be used by the Borrower to finance the Transactions and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and/or Swing Line Loans shall be used to provide for the working capital requirements of the Borrower and its Subsidiaries on or after the Closing Date and for general corporate purposes, which include the payment of transaction fees and tax adjustments in connection with the Transactions. The proceeds of the Letters of Credit shall be used to provide for the working capital requirements of the Borrower and its Subsidiaries and for any general corporate purpose.

          5.17  Environmental Matters.  Except as set forth in Schedule 5.17 and
                                                               -------------
except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to any liability under, any Environmental Law or could interfere with the continued operation of the Properties or could reasonably be expected to impair the fair saleable value thereof.

          (b) The Borrower and its Subsidiaries and the Properties are in compliance with, and to the knowledge of the Borrower and its Subsidiaries have in the last three years been in compliance with, all applicable Environmental Laws and applicable Environmental Permits, and the Borrower and its Subsidiaries reasonably believe that they will be able to comply with all applicable Environmental Laws in the future and renew or obtain all Environmental Permits necessary for their operations in the future.

          (c) Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Companies, nor to the knowledge of the Borrower or any of its Subsidiaries is such notice being threatened.

          (d) Hazardous Materials have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, nor has their disposal been arranged for, (i) by the Borrower or any of its Subsidiaries in violation of, or (ii) in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law; nor have any Hazardous Materials been generated, treated, stored, emitted, discharged or otherwise released or threatened to be released or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened under any Environmental Law to which the Borrower or any Subsidiary is or to the knowledge of the Borrower or any of its Subsidiaries will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, or the Properties or the Companies.

          5.18 Regulation H. To the extent available, the Borrower has obtained for all Mortgaged Properties which are located in a "flood hazard area", as designated in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, flood insurance in such total amount as the Administrative Agent has from time to time reasonably required.

          5.19 Accuracy of Information. The factual statements and information contained in the Confidential Information Memorandum dated April 1996 relating to the Borrower and the Transactions (as the same may be supplemented in writing through the Closing Date, including by delivery of the Final Offering Memorandum, the "Information Memorandum"), when taken as a whole, were, as of the date of such Information Memorandum or the dates otherwise specified therein or written supplements thereto, accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided that (a) the statements therein describing documents and agreements are summary only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information therein was based upon or constitutes a forecast or projection or pro forma financial information, Holdings and the Borrower represent only that such forecasts or projections or pro forma financial information were based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and (c) as to the information which is specified as having been supplied by third parties, Holdings and the Borrower represent only that they are not aware of any material misstatement or omission therein.

          5.20 Solvency. As of the Closing Date, after giving effect to the Transactions, the initial Extensions of Credit hereunder and the other transactions contemplated to occur on the Closing Date each Loan Party is Solvent.

          5.21 Stock Purchase Agreement. The Administrative Agent has received a complete copy of each of the Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments and waivers relating thereto and other side letters or agreements affecting the terms thereof. As of the Closing Date, none of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, in any material respect, except pursuant to a written agreement or instrument which has heretofore been delivered to by the Administrative Agent. As of the Closing Date, to the knowledge of Holdings and the Borrower, the representations and warranties contained in the Stock Purchase Agreement are true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except as contemplated by the Stock Purchase Agreement or the other Acquisition Documents or as set forth on
Schedule 5.21).
- -------------

          5.22 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all the Collateral described therein and Proceeds thereof and, upon completion of the filings and other actions specified on Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of Holdings, the Borrower and its Subsidiaries in the Collateral described therein and in Proceeds thereof superior in right to any other Person other than Permitted Liens.

          (b)  The properties listed on Schedule 5.8 constitute all material
                                        ------------
real properties owned by Holdings or any of its Subsidiaries on the Closing Date. The Mortgages are each effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, subject to obtaining necessary consents (which consents shall be obtained on or prior to the Closing Date) and when the Mortgages are filed in the offices specified on

Schedule 5.8, the Mortgages shall constitute a fully perfected, first priority
- ------------
Lien on, and security interest in, all right, title and interest of the Loan Parties in the properties described therein and the proceeds thereof, superior in right to any other Person other than Permitted Liens.


                       SECTION 6.  CONDITIONS PRECEDENT

          6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower with a counterpart for each Lender, (ii) for the account of each Revolving Credit Lender which requests a Revolving Credit Note on the Closing Date, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) for the account of each Term Loan Lender which requests a Term Note on the Closing Date, a Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iv) if requested by the Swing Line Lender on the Closing Date, for the account of the Swing Line Lender, a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (v) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart for the Administrative Agent and a counterpart or a copy for each Lender, and (vi) each of the Mortgages, each executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart for the Administrative Agent and a counterpart or a copy for each Lender;

          (b) As of the Closing Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that (i) Holdings shall have received at least $72,500,000 in cash from (x) the issuance to GEI and the Investors of the Investor Common, for $5,500,000 in the aggregate and
     (y) the issuance to GEI and the Investors of the PIK Preferred, which shall consist of a Senior Issue and a Junior Issue having terms and conditions (including as to pay-in-kind nature, rate, tenor and mandatory redemption provisions) reasonably satisfactory to the Lenders for $67,000,000 in the aggregate, (ii) Holdings capital stock not owned by GEI and the Investors and having an aggregate value (determined by reference to the amounts paid for the Investor Common) of approximately $4,500,000 shall be owned by members of the Blechman family and Steve Welling, (iii) Holdings shall have contributed to the Borrower an amount of common equity capital equal to approximately $53,400,000 and shall have used the balance of the amount referred to in clause (i) above to purchase stock of the Borrower in accordance with the Stock Purchase Agreement, (iv) Holdings shall own 100% of the issued and outstanding capital stock of the Borrower and (v) the corporate and capital structure of each Loan Party after the Transactions shall otherwise be reasonably satisfactory to the Lenders in all respects. After giving effect to the Transactions, Holdings and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (A) under this Agreement, (B) pursuant to the Senior Subordinated Notes, (C) the PIK Preferred, (D) as permitted under subsection 8.2 or (E) as otherwise consented to by the Lenders;

          (c) Senior Subordinated Notes. As of the Closing Date, the Administrative Agent shall have received evidence, in the form of a certificate, reasonably satisfactory to it that the Borrower shall have received the net proceeds of the $100,000,000 principal amount of 10 1/4% Senior Subordinated Notes due 2006

     (together with any notes with terms substantially identical thereto and offered in exchange therefor pursuant to a registration statement filed in accordance with the Registration Rights Agreement, the "Senior Subordinated Notes") issued pursuant to the Senior Subordinated Note Indenture on terms and conditions (including as to rate, tenor, amortization and subordination provisions) reasonably satisfactory to the Lenders;

          (d) Transactions. The Transactions shall have been consummated concurrently with the making of the initial Extension of Credit by the Lenders hereunder in accordance with the Stock Purchase Agreement and the Administrative Agent shall have received, with a copy for each Lender, a conformed copy of the Stock Purchase Agreement which shall be in form and substance reasonably satisfactory to the Administrative Agent and Documentation Agent and no material provision thereof shall have been waived, amended, supplemented or otherwise modified (it being understood that the Stock Purchase Agreement as originally executed is satisfactory to the Administrative Agent);

          (e) Related Agreements and Documents. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Senior Subordinated
     Note Indenture which shall be reasonably satisfactory to the Administrative Agent and Documentation Agent;

          (f) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit G, with appropriate
                                                    ---------
     insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower;

          (g) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing
     (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

          (h) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the

     Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower;

          (i) Corporate Proceedings of Holdings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of Holdings authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which Holdings is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of Holdings as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

          (j) Holdings Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of Holdings, dated the Closing Date, as to the incumbency and signature of the officers of Holdings executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Holdings;

          (k) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, from each Subsidiary party to any Loan Document, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of such Subsidiary authorizing (i) the execution, delivery and performance of any Loan Document to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

          (l) Subsidiary Incumbency Certificate. The Administrative Agent shall have received, from each Subsidiary party to a Borrower Security Document or any Loan Document, with a copy for each Lender, a certificate of such Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary;

          (m) Organizational Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party;

          (n) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents and authorizations of and filings with any Governmental Authority or any other Person that are required to be obtained or made by any Loan Party in connection with the Transactions or the Acquisition Documents, the Extensions of Credit hereunder, the execution, delivery or performance by each applicable Loan Party or the validity or enforceability with respect to or against any Loan Party of the Loan Documents to which it is a party or with the continuing operations of the Borrower and its Subsidiaries (other than those set forth in clauses (i)(y), (i)(z), (ii), (iii), (iv) or (v) of subsection 5.4) as are reasonably requested by the Administrative Agent, and (ii) stating that such consents, authorizations and filings are in full force and effect and that all applicable waiting periods under any Requirement of Law shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the Transactions or the financing thereof, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent;

          (o) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter dated the Closing Date, from Chemical, CSI and The Bank of New York to the Borrower;

          (p) Aggregate Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Transactions and the financing thereof shall not exceed $13,500,000 in the aggregate;

          (q) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions dated the Closing Date and addressed to the Administrative Agent and each
     Lender:

                    (i) the executed legal opinion of Kelley Drye and Warren, special counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent and covering the matters set forth on Exhibit I; and

                    (ii) the executed legal opinion of Ray, Quinney & Nebeker, Utah local counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent and covering the matters set forth on Exhibit J;

          (r) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

          (s) Lien Searches/Actions to Perfect Liens. (i) The Lenders shall have received the results of a recent lien search in each of the jurisdictions and offices where assets of the Borrower and its Subsidiaries are located or recorded, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens and (ii) the Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed (or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements reasonably satisfactory to the Administrative Agent for the completion thereof shall have been made);

          (t) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in subsection 6.1(u) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the primary buildings, structures or other improvements located on the sites of the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the primary buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof adjacent to the primary buildings, structures or other improvements located on the sites; (iii) all access and other easements appurtenant to primary buildings, structures or other improvements located on the sites or necessary or desirable to use primary buildings, structures or other improvements located on the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the primary buildings, structures or other improvements located on the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any visible encroachments on any adjoining property by the primary building structures and improvements on the sites; and (vi) if any of the sites is described as being on a filed map, a legend relating the survey to said map;

          (u) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent or as otherwise permitted by this Agreement; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 if available or other form approved by the Administrative Agent (provided, however, that any such policy may contain a creditor's rights exception); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and are customary in transactions of this nature and available without excessive premium; and (vii) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid;

          (v) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received evidence reasonably satisfactory to it that flood insurance complying with the requirements of subsection
     5.18 is in effect;

          (w) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 6.1(u) and a copy, certified by such parties as the Administrative Agent may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage as are reasonably requested by the Administrative Agent;

          (x) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 7.5 and those sections of the Security Documents requiring the maintenance of insurance shall have been satisfied;

          (y) Solvency. The Administrative Agent shall have received from Murray, Devine & Co., with a copy for each Lender, a solvency opinion with respect to the solvency of the Borrower and its Subsidiaries as of the Closing Date after giving effect to the Transactions and the other transactions contemplated hereby, in each case reasonably satisfactory in form and substance to the Administrative Agent;

          (z) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, (i) the audited combined financial statements of each of the Companies for the three most recent fiscal years ended prior to the Closing Date and (ii) the unaudited interim combined and consolidating financial statements of each of the Companies for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available in each case as included in the Final Offering Memorandum;

          (aa) Environmental Information. The Administrative Agent shall have received, with a copy for each Lender, the environmental reports dated March, 1992 and December, 1992 together with a memorandum dated April 24, 1996, with respect to certain real property owned or leased by the Borrower and its Subsidiaries.

          6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit), and the agreement of the Issuing Bank to issue any Letter of Credit for which an Application is presented, is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date (and, in the case of the representations and warranties made on the Closing Date, after giving effect to the Transactions) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date; and

          (c) Borrowing Requests and Applications. The Administrative Agent shall have received a request or Application for such Loan or Letter of Credit if and as required by subsection 3.2, 3.8, 3.11 or 3.14, as applicable.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in clauses (a) and (b) of this subsection have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document or any Letter of Credit remains outstanding, it shall and (except in the case of delivery of financial information, reports and notices and subsections 7.1 and 7.2 which shall be performed by the Borrower) shall cause each of its Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

          7.1  Financial Statements.  Furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case, except in the first year after the Closing Date, in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or a qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, (ii) a copy of the consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case, except in the first year after the Closing Date in comparative form the figures as of the end of and for the previous year and (iii) a Certificate of Available Excess Equity Proceeds;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, except for the first year after the Closing Date, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) a Certificate of Available Excess Equity Proceeds; and

          (c) as soon as available, but in any event not later than 30 days after the end of each month (other than September, December, March and June) of each fiscal year of the Borrower, the unaudited consolidated and consolidating statement of income (through the "Earnings Before Tax" line) of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case, except for the first year after the Closing Date, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, in accordance with GAAP (subject to the addition, in the case of clauses (b) and (c) of this subsection, of year end notes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

          7.2  Certificates; Other Information.  Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default having occurred as of the end of the fiscal year covered by such financial statements, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition in all material respects, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it during such period, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth in reasonable detail the calculations required to determine compliance with subsections
     8.1 and 8.8;

          (c) not later than sixty days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending in December 1996, a copy of the board-approved projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared using assumptions believed in good faith by management of the Borrower to be reasonable at the time made and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect;

          (d) within five Business Days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of the Senior Subordinated Notes or to the holders of any securities of the Loan Parties registered with the SEC, and within five Business Days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the SEC or any successor or analogous federal Governmental Authority;

          (e) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any management letter commenting on the Borrower's internal controls submitted by such accountants to management in connection with their annual audit; and

          (f) promptly, such additional financial and other information within the possession of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request through the Administrative Agent.

          7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature including taxes, except as contemplated by this Agreement or where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries or the failure to pay the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, as the case may be.

          7.4 Conduct of Business; Maintenance of Existence; Compliance with Laws. Continue to engage in business of the same general type as now conducted by the Companies and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable, in any material respect in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply in all material respects with all Contractual Obligations and Requirements of Law (excluding, for purposes of this subsection 7.4, Requirements of Law and Contractual Obligations specifically addressed elsewhere in this Section 7) except where (a) any such Contractual Obligation is being contested in good faith, a bona fide dispute exists with respect to any such Contractual Obligation or failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) the failure to comply with any such Requirement of Law could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.5  Maintenance of Property; Insurance; Products Liability Insurance.
(i) Keep all property material to the conduct of its business (including, without limitation, the Mortgaged Property) in good working order and condition (normal wear and tear excepted); maintain insurance with financially sound and reputable insurance companies with an A.M. Best rating of A- or better (or, to the extent consistent with prudent business practice, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, the insurance required pursuant to the Security Documents); (ii) maintain sufficient products liability insurance, in amounts according with standard industry practice, to cover the various products produced, marketed and/or sold by the Borrower or any of its Subsidiaries and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

          7.6 Inspection of Property; Books and Records; Discussions. Keep proper financial records in conformity with GAAP and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all Requirements of Law; and permit (a) representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable notice, and as often as may reasonably be desired, and (b) upon reasonable notice during normal business hours, representatives of the Administrative Agent or any Lender to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (subject to reasonable requirements of confidentiality, including without limitation, requirements imposed by law or contract).

          7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default by the Borrower or any of its Subsidiaries under any Contractual Obligation of the Borrower or any of its Subsidiaries of which any Loan Party has knowledge or notice or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority of which any Loan Party has knowledge or notice, which in either case, if not cured or resolved or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any pending or threatened claim, litigation or proceeding affecting the Borrower or any of its Subsidiaries, of which any Loan Party has knowledge or notice, in which the amount involved is not covered by insurance or in which injunctive or similar relief is sought and which, in either case, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, in each of cases (i) and (ii), where such event could reasonably be expected to have a Material Adverse Effect; and

          (e) any other development or event of which any Loan Party has knowledge or notice which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          7.8 Environmental Laws. (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all Environmental Permits required by applicable Environmental Laws, except where the failure to so comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by any Governmental Authority under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

          7.9 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of the Administrative Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

          7.10 Pledge of After Acquired Property; Additional Guarantors. (a) If at any time following the Closing Date the Borrower or any of its Subsidiaries (other than a Foreign Subsidiary) shall acquire property of any nature whatsoever having a value in excess of $250,000 which is intended by the terms of the applicable Security Document to be, but is not, subject to the Liens created by the Security Documents, the Borrower shall, or shall cause the relevant Subsidiaries to, as soon as possible and in no event later than 30 days after the relevant acquisition date and, to the extent permitted by applicable law, except in the case of (i) property subject to a permitted Financing Lease or (ii) purchase money Indebtedness, grant to the Administrative Agent for the ratable benefit of the Lenders a first priority Lien subject to Permitted Liens on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Administrative Agent to be necessary or desirable to ensure the creation, priority and perfection of such Lien.

          (b) (i) The Borrower shall cause each new Subsidiary (other than a Foreign Subsidiary) of the Borrower created or acquired after the date hereof, promptly upon such creation or acquisition, to execute an instrument in form and substance reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that an instrument in the form attached to the Guarantee and Collateral Agreement as Exhibit A thereto shall satisfy this requirement)
                            ---------
pursuant to which such new Subsidiary shall become a party to the Guarantee and Collateral Agreement as a grantor and a guarantor thereunder, and (ii) the Borrower shall, or shall cause the Subsidiary of the Borrower (other than a Foreign Subsidiary) which holds the Capital Stock of such new Subsidiary to, execute and deliver an instrument in form and substance reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that an instrument in the form attached to the Guarantee and Collateral Agreement as Exhibit B
                                                                  ---------
thereto shall satisfy this requirement)
providing for the pledge of 100% of the issued and outstanding Capital Stock of each new Subsidiary (including a Foreign Subsidiary) of the Borrower created or acquired after the date hereof and owned by the Borrower or one of its Subsidiaries (provided, that in no event shall Capital Stock representing more than 65% of the voting power of the Capital Stock of any such new Subsidiary which is a Foreign Subsidiary be so pledged) to the Administrative Agent for the benefit of the Lenders, and the Borrower shall deliver to the Administrative Agent the stock certificates evidencing such Capital Stock together with undated stock powers for each such certificate, duly executed in blank.

          7.11 Interest Rate Protection. Within 90 days following the Closing Date, enter into Interest Rate Protection Agreements in form and substance reasonably satisfactory to the Administrative Agent which, considered together with the terms of the Borrower's outstanding Funded Indebtedness bearing a fixed rate of interest, provide to the Borrower fixed interest rates with respect to not less than one-half of the aggregate outstanding principal amount of the Borrower's outstanding Funded Indebtedness as of the Closing Date (as the same may be reduced from time to time pursuant to regularly scheduled amortization payments) for a period of at least three years after the Closing Date, and the Borrower agrees and confirms that the Guarantee and Collateral Agreement grants to the Administrative Agent, for the benefit of the Lenders, a first priority (subject to any Liens permitted pursuant to subsection 8.3) perfected security interest in its rights under any such Interest Rate Protection Agreements. The Borrower covenants and agrees that it will not (and it will not permit its Subsidiaries to) enter into Rate Protection Agreements for the purpose of (i) reducing the amount of Indebtedness bearing a fixed rate of interest or swapped or capped into a fixed rate of interest as required by this subsection 7.11 or
(ii) speculating on interest rates or currency movements. It is understood and agreed that the foregoing prohibition is not intended to restrict the use of Rate Protection Agreements in the ordinary course of business to match assets and liabilities of the Borrower and its Subsidiaries.

          7.12 Exchange Offer. Comply with the provisions of the Registration Rights Agreement (as defined in the Final Offering Memorandum).

          7.13 Stock Purchase Agreement. Not amend, modify or otherwise change the Stock Purchase Agreement in any way materially adverse to the Loan Parties or the Lenders without the express written approval of the Administrative Agent and the Required Lenders.


                        SECTION 8.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document or any Letter of Credit remains outstanding, the Borrower shall not, nor (except with respect to subsection 8.1) shall the Borrower permit any of its Subsidiaries to, directly or indirectly, unless the Required Lenders shall otherwise agree in writing:

          8.1  Financial Condition Covenants.

          (a) Leverage Ratio. Permit the ratio of (i) Consolidated Total Debt at the last day of any fiscal quarter ending during any "Test Period" set forth below to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to be greater than the amount set forth opposite s uch period below:

                    Test Period                   Leverage Ratio
                    -----------                   ----------------

                     9/30/96 - 12/31/96           5.00 to 1.00
                     3/31/97 - 6/30/98            4.75 to 1.00
                     9/30/98                      4.50 to 1.00
                    12/31/98                      4.25 to 1.00
                     3/31/99                      4.00 to 1.00
                     6/30/99                      3.80 to 1.00
                     9/30/99                      3.70 to 1.00
                    12/31/99                      3.60 to 1.00
                     3/31/00                      3.50 to 1.00
                     6/30/00                      3.40 to 1.00
                     9/30/00                      3.30 to 1.00
                    12/31/00                      3.10 to 1.00
                     3/31/01 and thereafter       3.00 to 1.00

          (b) Fixed Charge Coverage Ratio. Permit for any period of four consecutive fiscal quarters ending on the last day of any fiscal year the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period to be less than 1:00 to 1:00.

          (c) Minimum Consolidated EBITDA. Permit for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below the minimum Consolidated EBITDA for such period to be less than the amount set forth opposite such period below:

                    Test Period           Consolidated EBITDA
                    -----------           -------------------

                     9/30/96 - 9/30/97    $33,000,000
                    12/31/97 - 6/30/98    $34,000,000
                     9/30/98              $36,000,000
                    12/31/98 - 3/31/99    $37,000,000
                     6/30/99              $38,000,000
                     9/30/99              $39,000,000
                    12/31/99              $40,000,000
                     3/31/00              $41,000,000
                     6/30/00              $42,000,000
                     9/30/00              $43,000,000
                    12/31/00              $44,000,000
                     3/31/01              $45,000,000

                                                                              72

                     6/30/01              $46,000,000
                     9/30/01              $47,000,000
                    12/31/01              $48,000,000
                     3/31/02              $49,000,000

          8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue or sell any preferred stock, except:

          (a) Indebtedness in respect of the Loans, any Notes, the Guarantees, the Letters of Credit and the other obligations of the Loan Parties under this Agreement and the other Loan Documents;

          (b) Indebtedness of (i) the Borrower to any Subsidiary, (ii) of any Domestic Subsidiary to the Borrower or any other Subsidiary, (iii) any Foreign Subsidiary to any other Foreign Subsidiary or (iv) any Foreign Subsidiary to the Borrower or any Domestic Subsidiary in an amount for this clause (iv) together with any Investments pursuant to subsection 8.9(d)(iv) (other than loans to such Foreign Subsidiary) not to exceed at any one time outstanding (x) $1,000,000 plus (y) at the time advanced any Available Excess Equity Proceeds in an aggregate amount not to exceed $9,000,000;

          (c) Indebtedness in respect of Sale/Leaseback Transactions in an aggregate principal amount incurred subsequent to the Closing Date, not to exceed $3,000,000 at any time outstanding;

          (d) Indebtedness of the Borrower in an aggregate principal amount not exceeding $100,000,000 in respect of the Senior Subordinated Notes;

          (e) Indebtedness not exceeding $3,000,000 pursuant to this clause (e) in aggregate principal amount at any one time outstanding, provided that such Indebtedness is not secured by a Lien on any assets of the Loan Parties;

          (f) Indebtedness consisting of Guarantee Obligations expressly permitted pursuant to subsection 8.4;

          (g) (i) Indebtedness of the Subsidiaries, not to exceed $1,000,000 in the aggregate, which represents the assumption of Indebtedness by a Subsidiary in connection with the merger of such Subsidiary with or into the acquired Person or the purchase of all or substantially all the assets of such acquired Person or (ii) Indebtedness of a Subsidiary acquired after the date hereof or of a Person merged with or into the Borrower or a Subsidiary after the date hereof, which Indebtedness exists at the time of such acquisition or merger, and is not created in contemplation of such event, in each case pursuant to a transaction permitted under subsection 8.9(g); provided that the principal amount of such Indebtedness is not increased, the maturity of such Indebtedness is not shortened, and no Guarantee Obligations of such Indebtedness are incurred in connection therewith and such Indebtedness is not secured by any Lien on property other than that which secured it before such event;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice to the Borrower of its incurrence;

          (i) Indebtedness in respect of Rate Protection Agreements permitted under subsection 7.11;

          (j)  Indebtedness outstanding on the Closing Date and listed on
     Schedule 8.2(j);
     ---------------

          (k) Financing Lease Obligations and Indebtedness of the Borrower and its Subsidiaries for the deferred purchase price of newly acquired property or to finance equipment (pursuant to purchase money mortgages or otherwise) used in the ordinary course of business (provided such financing is entered into within one year of the acquisition of such property) in an amount not exceeding an aggregate principal amount of $1,000,000 per annum (excluding those incurred in respect of Sale/Leaseback Transactions permitted under clause (c) above), provided however, that for any fiscal year, such amount may be increased by carrying over to such fiscal year any permitted amounts not spent in the preceding fiscal year;

          (l) so long as no Default or Event of Default is continuing at the time thereof, or would occur as a result thereof, the incurrence of Indebtedness of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any time outstanding to finance (or to reimburse the Borrower for amounts expended to finance), on terms reasonably satisfactory to the Required Lenders, the expansion or relocation of the Borrower's manufacturing facilities provided that, at the time of incurrence of such Indebtedness, the Borrower shall have provided projections to the Lenders showing that after giving effect thereto it will be in compliance with all covenants set forth in subsection 8.1 on a pro forma basis for each future year during the remaining term of this Agreement;

          (m) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (n) Indebtedness in respect of trade letters of credit (or reimbursement obligations arising therefrom) secured by Liens permitted by subsection 8.3(k) in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

          (o) Indebtedness (the "Refinancing Indebtedness") renewing, extending the maturity of, or refunding or refinancing, in whole or in part, any of the Indebtedness pursuant to clauses (d) and (l) of this subsection or of any Refinancing Indebtedness, provided that, (1) the material terms (including, without limitation, principal amount (subject to clause (2) below), interest rate, events of default, weighted average life to maturity, payment terms, covenants, collateral, if any, and subordination terms, if any) of any such Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Borrower and its Subsidiaries and the Lenders in any material respect than the terms governing the Indebtedness so renewed, extended, refunded or refinanced and are not inconsistent with the terms of the Loan Documents and are permitted thereunder, (2) if and only if the Term Loans outstanding shall have been reduced to less than $25,000,000, the principal amount of the Indebtedness to be renewed, extended, refunded or refinanced may be increased above the principal amount thereof outstanding immediately prior to such renewal, extension, refunding or refinancing, in an amount up to $2,000,000 pursuant to this clause (o) in the aggregate (for all such Indebtedness) from and after the Closing Date for purposes of paying prepayment premiums and penalties, consent payments and fees and similar expenses in respect of the refinancing of such Indebtedness, (3) the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, and (4) in the case of any renewal, extension, refunding or refinancing of any of the Senior Subordinated Notes or Indebtedness incurred pursuant to subsection 8.2(l), the covenants, events of default, subordination terms (if any) and other provisions thereof, and all agreements and instruments executed in connection with such renewal, extension, refunding or refinancing, shall be in form and substance reasonably satisfactory to the Administrative Agent; and

          (p) unsecured Indebtedness owing to a seller in an amount not to exceed $2,000,000, at any one time outstanding, incurred to finance a Permitted Acquisition .

          8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory landlords' liens and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) all easements, zoning restrictions, flowage rights, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters, including the unrecorded easements and similar agreements set forth in Schedule 8.3(e), which, in the
                                         ---------------
     aggregate, are not substantial in amount and which do not in any case materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f) (A) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsections 8.2(c), (k) and (l) incurred to finance (or reimburse the Borrower for amounts expended to finance) the acquisition, construction or improvement of fixed or capital assets, or (B) Liens existing on any such fixed capital asset at the time of such acquisition, provided that (i) in the case of clause (A), such Liens shall be created within 360 days after the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property acquired, constructed or improved with the proceeds of such Indebtedness, (iii) the amount of Indebtedness secured thereby shall not subsequently be increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be.

          (g)  Liens in existence on the date hereof listed on Schedule 8.3(g),
                                                               ---------------
     provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby shall not subsequently be increased;

          (h) all building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any Federal, state, county, municipal or other governmental authority now or hereafter enacted;

          (i)  Liens created pursuant to the Security Documents;

          (j) judgment Liens created by or resulting from any litigation or legal proceeding if released, stayed or bonded (or the judgment which it secures discharged) within 60 days of the date of creation thereof;

          (k) Liens arising in connection with trade letters of credit (other than Commercial Letters of Credit) issued to secure the purchase of inventory in the ordinary course of business of the Borrower and its Subsidiaries permitted under subsection 8.2(n); provided that such Liens shall cover only the documents in respect of which such letters of credit were issued, the goods covered thereby and the insurance proceeds of such goods;

          (l) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or becomes a Subsidiary of the Borrower or any Subsidiary of the Borrower in accordance with subsection 8.9(g); provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Borrower or such Subsidiary; and

          (m) the replacement, extension or renewal of any Lien permitted by clauses (f), (g), (j), and (l) above upon or in the same property theretofore subject thereto as security for the same Indebtedness or any renewal, extension, refunding or refinancing thereof permitted hereunder.

          8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4(a);
        ---------------

          (b)  the Guarantees and Letters of Credit; and

          (c) guarantees by the Borrower of obligations of any Subsidiary, or by any Subsidiary of the obligations of any other Subsidiary or the Borrower, to the extent such guaranteed obligations are otherwise permitted under this Agreement.

          8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Subsidiary of the Borrower;

          (c) pursuant to any sale of assets expressly permitted by subsection 8.6; and

          (d) pursuant to any Permitted Acquisition in which the Borrower or any of its Subsidiaries is the surviving entity.

          8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Subsidiary, except:

          (a) the conveyance, sale, lease, assignment, transfer or other disposition of Obsolete Property or surplus property for fair value in the ordinary course of business;

          (b) Asset Sales (other than as otherwise permitted by this subsection 8.6), provided that (i) the Net Proceeds of any such Asset Sale are applied to the extent required by subsection 4.1(c) and shall not exceed $7,000,000 in the aggregate;

          (c) any Asset Sale pursuant to any Sale/Leaseback Transaction, provided that the provisions of subsection 8.2(c) are not violated;

          (d)  the sale of inventory in the ordinary course of business;

          (e) the sale or discount for fair value without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (f)  as permitted by subsection 8.5(b);

          (g) the license of intellectual property in the ordinary course of business; and

          (h) leases or subleases not materially interfering with the ordinary course of conduct of the business of the Borrower and its Subsidiaries;

          (i) the sale or liquidation of Cash Equivalents in the ordinary course of business;

          (j)  the transfer of properties in tax free exchanges pursuant to
     Section 1031 of the Code for properties for use consistent with the ongoing trade or business of the Borrower and its Subsidiaries, for equivalent fair market value (after giving effect to the payment or receipt of any cash in connection with any such exchange);

          (k) distribution of inventory, in amounts not to exceed $500,000 per year, to third parties for charitable purposes; and

          (l) any ARP Spinoff, provided that at the time of such Spinoff the outstanding Term Loans shall be less than $48,000,000.

          8.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that,

          (a) the Borrower may pay cash dividends to Holdings to pay any taxes required to be paid by Holdings in the ordinary course of business provided that, in each case, any such taxes are paid no later than fifteen Business Days after the date on which the relevant dividend is made;

          (b) the Borrower may pay cash dividends to Holdings to the extent necessary (i) to enable Holdings to pay fees, expenses and other obligations incurred or required in connection with the Transactions and in connection with the matters permitted in subsection 9.1, provided that Holdings shall pay each obligation in respect of which such dividend is made no later than fifteen Business Days after the date on which the relevant dividend is made provided that the Borrower may not pay dividends under this clause (b) subsequent to the Closing Date to be applied to the repurchase, redemption, or other acquisition of Capital Stock of Holdings owned by GEI, any Investor, or any Continuing Stockholder (as defined in the Stock Purchase Agreement) or their Affiliates and the aggregate amount
         ------------------------
     applied for the repurchase, redemption or other acquisition of Capital Stock from other Persons may not exceed $500,000 per annum, provided however, that (i) for any fiscal year, such amount may be increased by carrying over to such fiscal year any permitted amounts not spent in the preceding fiscal years and (ii) if the Borrower receives through Holdings proceeds from the sale of equity securities purchased by any employee, officer or director, such proceeds shall increase the $500,000 amount in the year of receipt.

          (c) the Borrower may pay cash dividends to Holdings in an amount not to exceed $200,000 in the aggregate in any fiscal year to the extent necessary to enable Holdings to pay reasonable and necessary operating expenses and other general corporate expenses (including reasonable attorneys and other professional fees);

          (d) the Borrower may pay cash dividends to Holdings out of Available Excess Equity Proceeds to the extent received by the Borrower and to the extent that Holdings is permitted to use such proceeds to repurchase, redeem or retire PIK Preferred pursuant to subsection 4.1(c); provided that Holdings shall so use such proceeds within 60 days after the date the relevant dividend is made; and

          (e)  the Borrower may pay dividends contemplated by subsection 8.6(l).

          8.8 Limitation on Capital Expenditures. Make or commit to make Capital Expenditures in excess of $4,000,000 per annum for the Borrower and its Subsidiaries during any fiscal year of the Borrower; provided, that (i) Capital Expenditures not in excess of $1,500,000 permitted to be made during any fiscal year (and not carried over from a prior fiscal year) and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year, (ii) Capital Expenditures made during any fiscal year shall be first deemed made in respect of amounts carried over from the prior fiscal year and then deemed made in respects of amounts permitted for such fiscal year and
(iii) the Borrower and its Subsidiaries may make, or commit to make, additional Capital Expenditures in the amount of up to $12,500,000 in the aggregate, to be used to finance the expansion or relocation of their manufacturing facilities.

          8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except:

          (a) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c) loans and advances to employees and directors of Holdings, the Borrower or any of its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for Holdings, the Borrower and its Subsidiaries not to exceed $500,000 at any time outstanding;

          (d)  Investments by (i) the Borrower in its Domestic Subsidiaries,
     (ii) any Domestic Subsidiaries in the Borrower or in any other Domestic Subsidiary, (iii) any Foreign Subsidiary in any other Foreign Subsidiary or
     (iv) the Borrower or any of its Domestic Subsidiaries in Foreign Subsidiaries in an amount for this clause (iv) not to exceed at any one time outstanding (x) $1,000,000 plus (y) at the time made any Available Excess Equity Proceeds in an aggregate amount not to exceed $9,000,000;

          (e) securities and other Investments held by the Borrower or any of its Subsidiaries prior to the Closing Date and listed on Schedule 8.9(e);
                                                              ---------------

          (f) advances by the Borrower to Holdings, in lieu of the payment of cash dividends, to enable Holdings to make the payments contemplated by subsection 8.7, provided that, if such advances are made with respect to the payments contemplated by subsection 8.7(a) or 8.7(b), such advances are used to make such payments within fifteen Business Days after such advances are made;

          (g) Permitted Acquisitions in an aggregate amount not to exceed (i) the Permitted Acquisition Amount plus (ii) at the time made, any Available Excess Equity Proceeds;

          (h) repurchases of Senior Subordinated Notes to the extent permitted under subsection 8.10;

          (i)  Rate Protection Agreements; and

          (j)  other Investments not to exceed $500,000 plus (i) any returns of
                                                        ----
     or on such Investments and (ii) any Available Excess Equity Proceeds.

          8.10 Limitation on Optional Payments and Modifications of Debt Instruments and other Obligations. (a) Make any optional payment or prepayment on or redemption, defeasance or purchase of any Senior Subordinated Notes except
(i) in accordance with the provisions of subsections 4.1(c)(i)(y), (ii) with the proceeds of Indebtedness permitted under subsections 8.2(e) (in connection with the incurrence of Refinancing Indebtedness under subsection 8.2(o)) and 8.2(o) and (iii) if (x) the outstanding Term Loans are less than or equal to $25,000,000 and (y) the ratio described in subsection 8.1(a) for the last fiscal quarter for which financial statements have been delivered pursuant to subsection 7.1 is less than 2.50 to 1.00, with Retained Excess Cash Flow, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Senior Subordinated Note Indenture (other than any such amendment, modification or change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or would reduce the rate or extend the date for payment of interest thereon or (ii) does not in any way adversely affect the interests of the Administrative Agent or the Lenders hereunder, thereunder or under the other Loan Documents or (iii) is of a technical or clarifying nature), (c) designate any Indebtedness having a principal amount in excess of $20,000,000 as "Senior Debt" under and as defined in the Senior Subordinated Note Indenture without the consent of the Administrative Agent, or (d) amend, modify or change, or consent or agree to any amendment, modification or change to the articles of incorporation (or such similar charter documents) of the Borrower or any Subsidiary in any material respect.

          8.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided, that the foregoing restriction shall not prohibit (i) payment of reasonable fees, expenses and other benefits to directors of Holdings, the Borrower and its Subsidiaries not in excess of $250,000 per fiscal year, (ii) consummation of the Transactions contemplated by the Acquisition Documents, (iii) any payment or other transaction pursuant to any tax sharing agreement, (iv) payments permitted under subsection 8.7 or Investments permitted by subsection 8.9, (v) the Indebtedness permitted pursuant to subsection 8.2(b), (vi) any employment or consulting agreement or arrangement entered into by the Borrower or any of its Subsidiaries pursuant to the Transactions contemplated herein or in the ordinary course of business, (vii) transactions between the Borrower and any Subsidiary and between Subsidiaries, (viii) the transactions contemplated by the agreements listed on Schedule 8.11(viii), (ix) indemnification payments to officers and
          -------------------
directors of Holdings, the Borrower or its Subsidiaries, (x) payments to Green for management, financial advisory and investment banking services under the Management Services Agreement in an amount in any year not to exceed $1,500,000 plus any reasonable out-of-pocket expenses incurred in connection with such services and (xi) transactions with

Persons on an arms length basis if such Person is an Affiliate solely by reason of being controlled by Green or its Affiliates.

          8.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

          8.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses which are reasonably related to those businesses in which the Companies are engaged on the date of this Agreement or extensions thereof, including, without limitation, any business involving the manufacturing or marketing of products sold in health food stores or stores that sell similar products.



                  SECTION 9.  NEGATIVE COVENANTS OF HOLDINGS

          Holdings agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document or any Letter of Credit remains outstanding, Holdings shall not, unless the Required Lenders shall otherwise agree in writing:

          9.1 Limitation on Holdings' Activities. Incur any Indebtedness or create any Guarantee Obligations, or make any investments, loans or advances to any Person, or purchase any material assets, or conduct, transact or otherwise engage, or commit to transact, conduct or otherwise engage, in any business or operations other than (i) transactions contemplated in connection with the consummation of the Transactions, (ii) the ownership of the Capital Stock of the Borrower, and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) this Agreement and the Guarantee and Collateral Agreement and the Senior Subordinated Note Indenture (including Notes exchanged thereunder), (B) contracts and agreements with or for the benefit of officers, directors, employees and consultants of Holdings or any Subsidiary thereof relating to their employment or directorships or consultancy,
(C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, warrant agreements and voting and other stockholder agreements, engagement letters, underwriting agreements, stock option plans and agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including, without limitation, listing agreements with securities exchanges and (E) the PIK Preferred (including, without limitation, the repurchase, redemption or retirement thereof to the extent permitted herunder), (iv) the offering, issuance and sale of its equity securities to the extent such offering, issuance or sale does not constitute a Default or Event of Default under Section 11(k),
(v) the filing of registration statements, and compliance with applicable reporting and other obligations, under and in compliance with its Federal, state or other securities laws or applicable securities exchange requirements, (vi)
the performance of obligations under and in compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation,
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                                                                              82

as a result of or in connection with the activities of its Subsidiaries, (vii) the performance of contractual obligations in existence on the date hereof or otherwise permitted hereunder, including, without limitation, the Management Services Agreement, (viii) the incurrence and payment of its business expenses and any taxes for which it may be liable, (ix) other activities reasonably incidental or related to the foregoing, (x) any Refinancing Indebtedness pursuant to subsection 8.2(o) or (xi) Indebtedness permitted by subsection 8.9(f).

          9.2 Restricted Payments. Use any amount received by it pursuant to subsection 8.7 or 8.9(f) from the Borrower or any of its Subsidiaries for any purpose other than as set forth in such subsections.

          9.3 Net Proceeds. Fail to contribute the Net Proceeds of any Equity Offering on or after the Closing Date to the Borrower within two Business Days after Holdings receives such Net Proceeds, except (i) that Holdings may retain such Net Proceeds to repurchase, redeem or retire PIK Preferred as contemplated or otherwise permitted by subsection 4.1(c)(i) and (ii) as contemplated by subsection 6.1(b)(iii).

          9.4 Dividends. Except as contemplated by subsection 8.7 or 8.9(f), declare or pay any dividend (other than dividends payable solely in Capital Stock of Holdings) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of Capital Stock of Holdings, or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries.

                            SECTION 10.  GUARANTEE

          10.1 Guarantee. (a) To induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make the Extensions of Credit provided for herein to the Borrower, Holdings hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent, the Documentation Agent and the Lenders and their respective successors, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Holdings further agrees to pay any and all reasonable expenses (limited in the case of counsel to all reasonable fees and disbursements of one counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of one counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Holdings under this Section 10. Subject to subsection 10.5, this Guarantee shall remain in full force and effect until the Obligations are indefeasibly paid in full, no Letter of Credit remains outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          (b) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 10 which shall, notwithstanding any such payment or payments (other than payments made by Holdings in respect of the Obligations or payments received or collected from Holdings in respect of the Obligations), remain in full force and effect until, subject to subsection 10.5, the Obligations are indefeasibly paid in full, no Letter of Credit remains outstanding and the Commitments are terminated. Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section 10 for such purpose.

          10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by Holdings hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, the Commitments shall not have been terminated or a Letter of Credit remains outstanding, such amount shall be held by Holdings in trust for the Administrative Agent and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this paragraph shall survive the termination of the guarantee contained in this Section 10 and the payment in full of the Obligations, the termination of the Commitments and the cancellation, revocation or termination of all outstanding Letters of Credit.

          10.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, the other Loan Documents, any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) or such Lender or Affiliate may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender or its Affiliates shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 10 or any property subject thereto. When making any demand hereunder against Holdings, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve Holdings of its obligations or liabilities under this Section 10, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against Holdings. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          10.4 Guarantee Absolute and Unconditional. Holdings waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this
Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Borrower or Holdings, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Holdings waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, Holdings or any other Person against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Holdings, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Holdings. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The guarantee contained in this Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and its successors, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, permitted transferees and permitted assigns, until, subject to subsection 10.5, all the Obligations and the obligations of Holdings under this Guarantee shall have been indefeasibly satisfied by payment in full, no Letter of Credit remains outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

          10.5 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Person or any substantial part of its property, or otherwise, all as though such payments had not been made.

          10.6 Payments. Holdings hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                        SECTION 11.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 8 or
     Section 9, or subsection 5.5 or 5.9 of the Guarantee and Collateral Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any other Loan Party shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under
     --------  -------
     this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $1,000,000; or

          (f) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be entered any order for the issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Borrower or any other Loan Party which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other similar event or condition shall occur or exist with respect to a Plan that could result in a liability (other than in the ordinary course), and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving individually a liability of $1,000,000 (not paid or fully covered by insurance or with respect to which coverage has been denied by the insurers or not covered by the indemnity of the Sellers under the Stock Purchase Agreement) or in the aggregate a liability of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert in writing or
     (ii) any Lien created by any of the Security Documents shall, by reason of any breach by any Loan Party thereto of any of its covenants or other obligations contained in such Security Documents, cease to be enforceable and of the same effect and priority, purported to be created thereby; or

          (j) Any Guarantee shall cease, for any reason other than release by the Lenders, to be in full force and effect or any Guarantor shall so assert; or

          (k)  A Change of Control shall occur; or

          (l) The subordination provisions contained in Article XII of the Senior Subordinated Note Indenture shall cease to be enforceable in accordance with their terms;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments (including the Swing Line Commitment) shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments (including the Swing Line Commitment) to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants and the other Lenders, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

                     SECTION 12.  THE ADMINISTRATIVE AGENT

          12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the

Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower or Holdings referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all Lenders, as the case may be; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or furnished to the Administrative Agent for the account of or with a copy or counterpart for any of the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          12.8 Administrative Agent in Its Individual Capacity. Chemical and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though Chemical were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, Chemical shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Chemical in its individual capacity.

          12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the approval of the Borrower if no Default or Event of Default shall have occurred and be continuing (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          12.10 Issuing Bank; Swing Line Lender; Documentation Agent. The provisions of this Section 12 (other than subsection 12.9) shall apply to the Issuing Bank and the Swing Line Lender and the Documentation Agent mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

                          SECTION 13.  MISCELLANEOUS

          13.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and each other Loan Party which is a party to the relevant Loan Documents written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder, (b) release collateral (except that no consent of any Lender or the Required Lenders is required to permit the release of a Lien or Guarantee in connection with any Asset Sale permitted under Section 8 of this Agreement or any other transaction permitted under such Section) or
(c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan made by any Lender or of any installment thereof, or any Reimbursement Obligation, or reduce the stated rate of any interest thereon or reduce the fee payable hereunder to any Lender or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the written consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release any Guarantee (other than as provided above), in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of subsections 3.10 through 3.18 without the written consent of the Issuing Bank, (iv) amend, modify or waive any provision of subsections
3.6 through 3.9 without the written consent of the Swing Line Lender, or (v) amend, modify or waive any provision of Section 12 without the written consent of the then Administrative Agent, Issuing Bank and Documentation Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Notwithstanding anything to the contrary in this subsection 13.1, no consent of any Lender or of the Required Lenders shall be required to permit the release of a Lien in connection with any Asset Sale or other transaction permitted by Section 8 of this Agreement; the Administrative Agent shall execute such release and termination as may be required by this Agreement.

          13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission followed by hand-delivery,) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent by messenger or by mail, and as set forth on its signature page hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          Holdings:             TLG Laboratories Holding Corp.
                                c/o Twin Laboratories Inc.
                                2120 Smithtown Avenue
                                Ronkonkoma, New York 11779
                                Attention: Ross Blechman
                                Telecopy: (516) 471-2395

          The Borrower:         Twin Laboratories Inc.
                                2120 Smithtown Avenue
                                Ronkonkoma, New York 11779
                                Attention: Ross Blechman
                                Telecopy: (516) 471-2395

          with copies to:

                                Leonard Green & Partners
                                333 South Grand Avenue
                                Suite 5400
                                Los Angeles, California 90071
                                Attention: Jennifer Holden Dunbar
                                Telecopy:  (213) 625-2043

          The Administrative    Chemical Bank
          Agent:                270 Park Avenue
                                New York, New York 10017
                                Attention: Andrew Tymoszewicz
                                Telecopy:  212-270-3279
          with a copy to:       Chemical Bank Agent Bank Services
                                140 East 45th Street, 29th Floor
                                New York, New York  10017
                                Attention:  Janet Belden
                                Telecopy:   212-622-0122

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 3.4, 3.8, 3.11, 4.1, 4.2 or 4.7 shall not be effective until received.

          13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Extensions of Credit hereunder.

          13.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Loans and the Commitments under, and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of one counsel to the Lenders and the Administrative Agent, (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, mortgage recording and other similar taxes, if any, which are payable or determined to be payable in connection with the execution and delivery of, or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay and indemnify and hold harmless each Lender and the Administrative Agent from and against, any and all other liabilities (excluding income taxes), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Stock Purchase Agreement, the Transactions or the use of the proceeds of the Extensions of Credit in connection with the Transactions, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          13.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, Holdings, the Lenders, the Administrative Agent and their respective successors and assigns, except that neither the Borrower nor Holdings may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any assignment or transfer by any Lender of its rights or obligations under this Agreement or any Loan Document must be made in compliance with this subsection 13.6 (and any purported assignment in violation of this subsection shall be null and void).

          (b) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Loan Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Loan Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan or other interest for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except with respect to the matters described in clauses (i) and (ii) of the proviso to the second sentence of subsection 13.1. The Borrower agrees that, while an Event of Default shall have occurred and be continuing if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Loan Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Loan Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Extensions of Credit outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10 such Loan Participant shall have complied with the requirements of said subsection and provided, further, that no Loan Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in connection with the same event or circumstance in respect of the amount of the participation transferred by such transferor Lender to such Loan Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time and from time to time assign, with the consent of the Borrower (so long as no Default or Event of Default shall have occurred and be continuing) and the Administrative Agent in the case of an assignment other than to another Lender or an affiliate thereof (which in each case shall not be unreasonably withheld), to any other Lender or any affiliate thereof or to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents in an amount at least equal to $5,000,000 divided by $68,000,000 and multiplied by the aggregate Commitments and Term Loans at the time of assignment pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee,
                                         ---------
such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Default or Event of Default shall have occurred and be continuing) and the Administrative Agent (which consent shall not unreasonably be withheld)) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, (i) in the case of any such assignment to an Assignee that is an affiliate of the assigning Lender, the consent of the Borrower shall only be required if, at the time of such assignment, such Assignee would be entitled to require the Borrower to pay, or the Borrower would be required to pay, greater amounts under subsection 4.9 or 4.10 than if no such assignment had occurred and (ii) in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments (A) being assigned to such additional bank or financial institution and (B) remaining with the assigning Lender are not, in each case, less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) divided by $68,000,000 and multiplied by the aggregate Commitments and Term Loans at the time of assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto except as to subsections 4.9, 4.10 and 10.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs when any of the events described in Section 11(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with, except in the case of an assignment pursuant to subsection 4.13, payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Loan Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 13.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this subsection.

          13.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise except as to subsections 4.13 and 13.6), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

          13.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          13.12 Submission To Jurisdiction; Waivers. Each of the Borrower and Holdings hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or Holdings at its address set forth in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          13.13 Acknowledgements. Each of the Borrower and Holdings hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or Holdings arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and Holdings, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, Holdings and the Lenders.

          13.14 WAIVERS OF JURY TRIAL. THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by or on behalf of the Borrower, Holdings, or any Subsidiary that is designated by the Borrower, Holdings or any Subsidiary as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection 13.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender for purposes related to the transactions contemplated by the Loan Documents, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to applicable law or regulation, (f) which has been publicly disclosed other than in breach of this subsection 13.15, or (g) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                              TGL LABORATORIES HOLDING CORP.



                              By:______________________
                                Name:
                                Title:



                                    TWIN LABORATORIES INC.



                              By:______________________
                                Name:
                                Title:



                              CHEMICAL BANK, as Administrative Agent,
                              Issuing Bank, Swing Line Lender and as a Lender



                              By:______________________
                                Name:
                                Title:

                              THE BANK OF NEW YORK, as Documentation
                              Agent and as a Lender



                              By:______________________________________
                                Name:
                                Title:



                              Address for Notices:
                              THE BANK OF NEW YORK
                              1100 Old Country Road
                              Plainview, NY 11803
                              Attention: Adam Ostrach
                              Telecopy: (516) 933-7692

                              THE FIRST NATIONAL BANK OF BOSTON,
                              as a Lender



                              By:___________________________________
                                Name:
                                Title:



                              Address for Notices:
                              BANK OF BOSTON
                              100 Federal Street, P.O. Box 2016
                              Mail Code 01-08-05
                              Boston, MA  02110
                              Attention: Clifford Gaysunas
                              Telecopy: 617-434-4929

                              DRESDNER BANK A.G. LOS ANGELES
                              AGENCY AND GRAND CAYMAN
                              BRANCHES, as a Lender



                              By:_____________________________________
                                Name:
                                Title:



                              By:_____________________________________
                                Name:
                                Title:



                              Address for Notices:
                              DRESDNER BANK A.G.
                              725 South Figueroa
                              Los Angeles, CA  90017
                              Attention: Sid Jordan
                              Telecopy: 213-627-3819

                              FIRST BANK NATIONAL ASSOCIATION, as a
                              Lender



                              By:_____________________________________
                                Name:
                                Title:



                              Address for Notices:
                              FIRST BANK NATIONAL ASSOCIATION
                              First Bank Place
                              601 Second Avenue South
                              Minneapolis, MN  55402
                              Attention: Robert W. Miller
                              Telecopy: 612-973-0824

                              FLEET NATIONAL BANK, as a Lender



                              By:___________________________________
                                Name:
                                Title



                              Address for Notices:
                              FLEET BANK
                              75 State Street
                              Boston, MA  02109
                              Attention: Kevin Cronin
                              Telecopy: 617-346-1569

                              EUROPEAN AMERICAN BANK, as a Lender



                              By:__________________
                                Name:
                                Title:



                              Address for Notices:
                              EUROPEAN AMERICAN BANK
                              730 Veterans Memorial Highway
                              Hauppauge, NY  11788
                              Attention: Stuart N. Berman
                              Telecopy: 516-360-7112

                              GIROCREDIT BANK
                              AKTIENGESELLSCHAFT DER SPARKASSEN,
                              GRAND CAYMAN ISLAND BRANCH, as a
                              Lender



                              By:__________________________________
                                Name:
                                Title:



                              Address for Notices:
                              GIROCREDIT BANK
                              65 East 55th Street, 29th Floor
                              New York, NY  10022
                              Attention: Jo Marie Rivera
                              Telecopy: 212-223-0283

                              THE NIPPON CREDIT BANK, LTD., as a
                              Lender



                              By:____________________________________
                                Name:
                                Title:



                              Address for Notices:
                              THE NIPPON CREDIT BANK, LTD.
                              245 Park Avenue, 30th floor
                              New York, NY  10167
                              Attention: Yasuhide Yahiro
                              Telecopy: 212-490-3895

                              ZIONS FIRST NATIONAL BANK, as a Lender



                              By:_____________________________________
                                Name:
                                Title:



                              Address for Notices:
                              ZIONS BANK
                              111 North 200 West
                              Provo, UT  84601
                              Attention: Boyd P. Hales
                              Telecopy: 801-370-4148

                              HELLER FINANCIAL, INC., as a Lender



                              By:____________________________________
                                Name:
                                Title:



                              Address for Notices:
                              HELLER FINANCIAL
                              500 W. Monroe Street
                              Chicago, IL  60661
                              Attention: Christina Rashid
                              Telecopy: 312-441-7357

                                                                      ANNEX A TO
                                                  CREDIT AND GUARANTEE AGREEMENT
                                                  ------------------------------



                                  PRICING GRID

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Applicable Margin     Applicable
                                          Ratio of Consolidated Total Debt to      for Eurodollar       Margin for    Commitment
                                                                                   --------------
Consolidated Interest Coverage Ratio              Consolidated EBITDA                   Loans           ABR Loans     Fee Rate
- ------------------------------------      ----------------------------------            -----          -----------   ----------
- -----------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 2.50 to 1.00 or    Greater than or equal to 4.00 to 1.00          2.50%             1.25%          .50%
- -----------------------------------------------------------------------------------------------------------------------------------
Greater than 2.50 to 1.00 and            Less than 4.00 to 1.00                         2.25%             1.00%         .375%
- -----------------------------------------------------------------------------------------------------------------------------------
Greater than 2.75 to 1.00 and            Less than 3.50 to 1.00                         2.00%              .75%         .375%
- -----------------------------------------------------------------------------------------------------------------------------------
Greater than 3.00 to 1.00 and            Less than 3.00 to 1.00                         1.75%              .50%         .375%
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                     Exhibit 4.3


                                                                  EXECUTION COPY




================================================================================





                        TLG LABORATORIES HOLDING CORP.

                            TWIN LABORATORIES INC.

              __________________________________________________

                                  $68,000,000

                             CREDIT AND GUARANTEE
                                   AGREEMENT



                                  May 7, 1996

              __________________________________________________



                                CHEMICAL BANK,
                            as Administrative Agent

                                      and

                             THE BANK OF NEW YORK,
                            as Documentation Agent


================================================================================

                               TABLE OF CONTENTS

                                                                                  Page
SECTION 1.  DEFINITIONS...........................................................   2
     1.1  Defined Terms...........................................................   2
     1.2  Other Definitional Provisions; Financial Calculations...................  26

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.............................  26
     2.1  Term Loans..............................................................  26
     2.2  Procedure for Term Loan Borrowing.......................................  27
     2.3  Repayment of Term Loans.................................................  27
     2.4  Evidence of Term Loan Debt..............................................  27

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT
     COMMITMENTS..................................................................  28
     3.1  Revolving Credit Commitments............................................  28
     3.2  Procedure for Revolving Credit Borrowing................................  29
     3.3  Commitment and Other Fees...............................................  29
     3.4  Termination or Reduction of Commitments.................................  30
     3.5  Repayment of Revolving Credit Loans; Evidence of Debt...................  30
     3.6  Swing Line Commitment...................................................  31
     3.7  Repayment of Swing Line Loans; Evidence of Debt.........................  31
     3.8  Procedure for Borrowing Swing Line Loans................................  32
     3.9  Swing Line Loan Participations..........................................  33
     3.10  L/C Commitment.........................................................  34
     3.11  Procedure for Issuance of Letters of Credit............................  35
     3.12  Fees, Commissions and Other Charges....................................  35
     3.13  L/C Participations.....................................................  36
     3.14  Reimbursement Obligation of the Borrower...............................  37
     3.15  Obligations Absolute...................................................  38
     3.16  Letter of Credit Payments..............................................  38
     3.17  Application............................................................  39
     3.18  Quarterly Reports......................................................  39

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO EXTENSIONS OF
     CREDIT.......................................................................  39
     4.1  Optional and Mandatory Prepayments......................................  39
     4.2  Conversion and Continuation Options.....................................  41
     4.3  Minimum Amounts and Maximum Number of Tranches..........................  42
     4.4  Interest Rates and Payment Dates........................................  42
     4.5  Computation of Interest and Fees........................................  42
     4.6  Inability to Determine Interest Rate....................................  43
     4.7  Pro Rata Treatment and Payments.........................................  43
     4.8  Illegality..............................................................  44
     4.9  Requirements of Law.....................................................  45

                                                                                   Page
     4.10  Taxes...................................................................  46
     4.11  Indemnity...............................................................  49
     4.12  Change of Lending Office; Filing of Certificates or Documents...........  49
     4.13  Replacement Lenders.....................................................  50

SECTION 5.  REPRESENTATIONS AND WARRANTIES.........................................  50
     5.1  Financial Condition......................................................  50
     5.2  No Change................................................................  51
     5.3  Existence; Compliance with Law...........................................  51
     5.4  Power; Authorization; Enforceable Obligations............................  52
     5.5  No Legal Bar.............................................................  52
     5.6  No Material Litigation...................................................  52
     5.7  No Default...............................................................  53
     5.8  Ownership of Property; Liens.............................................  53
     5.9  Intellectual Property....................................................  53
     5.11  Taxes...................................................................  53
     5.12  Federal Regulations.....................................................  54
     5.13  ERISA...................................................................  54
     5.14  Investment Company Act; Other Regulations...............................  54
     5.15  Subsidiaries............................................................  54
     5.16  Purpose of Loans........................................................  55
     5.17  Environmental Matters...................................................  55
     5.18  Regulation H............................................................  56
     5.19  Accuracy of Information.................................................  56
     5.20  Solvency................................................................  56
     5.21  Stock Purchase Agreement................................................  56
     5.22  Security Documents......................................................  57

SECTION 6.  CONDITIONS PRECEDENT...................................................  57
     6.1  Conditions to Initial Extension of Credit................................  57
     6.2  Conditions to Each Extension of Credit...................................  63

SECTION 7.  AFFIRMATIVE COVENANTS..................................................  64
     7.1  Financial Statements.....................................................  64
     7.2  Certificates; Other Information..........................................  65
     7.3  Payment of Obligations...................................................  66
     7.4  Conduct of Business; Maintenance of Existence; Compliance with Laws......  66
     7.5  Maintenance of Property; Insurance; Products Liability Insurance.........  67
     7.6  Inspection of Property; Books and Records; Discussions...................  67
     7.7  Notices..................................................................  67
     7.8  Environmental Laws.......................................................  68
     7.9  Maintenance of Liens of the Security Documents...........................  68
     7.10  Pledge of After Acquired Property; Additional Guarantors................  68
     7.11  Interest Rate Protection................................................  69

                                                                                     Page
     7.12  Exchange Offer............................................................  70
     7.13  Stock Purchase Agreement..................................................  70

SECTION 8.  NEGATIVE COVENANTS.......................................................  70
     8.1  Financial Condition Covenants..............................................  70
     8.2  Limitation on Indebtedness.................................................  71
     8.3  Limitation on Liens........................................................  74
     8.4  Limitation on Guarantee Obligations........................................  75
     8.5  Limitation on Fundamental Changes..........................................  76
     8.6  Limitation on Sale of Assets...............................................  76
     8.7  Limitation on Restricted Payments..........................................  77
     8.8  Limitation on Capital Expenditures.........................................  78
     8.9  Limitation on Investments, Loans and Advances..............................  78
     8.10  Limitation on Optional Payments and Modifications of Debt Instruments
            and other Obligations....................................................  79
     8.11  Limitation on Transactions with Affiliates................................  80
     8.12  Limitation on Changes in Fiscal Year......................................  80
     8.13  Limitation on Lines of Business...........................................  80

SECTION 9.  NEGATIVE COVENANTS OF HOLDINGS...........................................  80
     9.1  Limitation on Holdings' Activities.........................................  81
     9.2  Restricted Payments........................................................  81
     9.3  Net Proceeds...............................................................  81
     9.4  Dividends..................................................................  81

SECTION 10.  GUARANTEE...............................................................  82
     10.1  Guarantee.................................................................  82
     10.2  No Subrogation, Contribution, Reimbursement or Indemnity..................  82
     10.3  Amendments, etc. with respect to the Obligations; Waiver of Rights........  83
     10.4  Guarantee Absolute and Unconditional......................................  83
     10.5  Reinstatement.............................................................  84
     10.6  Payments..................................................................  85

SECTION 11.  EVENTS OF DEFAULT.......................................................  85

SECTION 12.  THE ADMINISTRATIVE AGENT................................................  88
     12.1  Appointment...............................................................  88
     12.2  Delegation of Duties......................................................  88
     12.3  Exculpatory Provisions....................................................  88
     12.4  Reliance by Administrative Agent..........................................  89
     12.5  Notice of Default.........................................................  89
     12.6  Non-Reliance on Administrative Agent and Other Lenders....................  90
     12.7  Indemnification...........................................................  90
     12.8  Administrative Agent in Its Individual Capacity...........................  91

                                                                                  Page
     12.9  Successor Administrative Agent.........................................  91
     12.10  Issuing Bank; Swing Line Lender; Documentation Agent..................  91

SECTION 13.  MISCELLANEOUS........................................................  91
     13.1  Amendments and Waivers.................................................  91
     13.2  Notices................................................................  92
     13.3  No Waiver; Cumulative Remedies.........................................  93
     13.4  Survival of Representations and Warranties.............................  93
     13.5  Payment of Expenses and Taxes..........................................  93
     13.6  Successors and Assigns; Participations and Assignments.................  94
     13.7  Adjustments; Set-off...................................................  97
     13.8  Counterparts...........................................................  98
     13.9  Severability...........................................................  98
     13.10  Integration...........................................................  98
     13.11  GOVERNING LAW.........................................................  98
     13.12  Submission To Jurisdiction; Waivers...................................  98
     13.13  Acknowledgements......................................................  99
     13.14  WAIVERS OF JURY TRIAL.................................................  99
     13.15  Confidentiality.......................................................  99

ANNEXES:

Annex A   Pricing Grid


SCHEDULES:

1.1      Commitments
5.1      Financial Condition
5.2      Dividends
5.3      Existence; Compliance with Law
5.4      Consents
5.6      Litigation
5.8      Real Property
5.9      Intellectual Property
5.10     Burdensome Restrictions
5.11     Taxes
5.13     ERISA Reportable Events and Accumulated Funding Deficiencies
5.17     Environmental Matters
5.21     Exceptions to Stock Purchase Agreement Representations and Warranties
8.2(j)   Indebtedness Outstanding on the Closing Date
8.3(e)   Easements, Licenses, Etc.
8.3(g)   Existing Liens
8.4(a)   Guarantee Obligations

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8.9(e)     Securities Held by Borrower or any Subsidiary
8.11(viii) Affiliate Transactions


EXHIBITS:


A        Form of Borrower Mortgage
B        Form of Guarantee and Collateral Agreement
C        Form of Swing Line Loan Participation Certificate
D        Form of Term Note
E        Form of Revolving Credit Note
F        Form of Swing Line Note
G        Form of Closing Certificate
H        Form of Assignment and Acceptance
I Form of Opinion of Kramer, Levin, Naftalis, Nessen, Kamin and Frankel and/or Kelley Drye & Warren
J        Form of Opinion of Utah Counsel